United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Advanced Emissions Solutions, Inc.
(Name of registrant as specified in its charter)

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PROXY STATEMENT

Dear Fellow Stockholder:
On behalf of the Board of Directors, we are pleased to invite you to the 2017 Annual Meeting of Stockholders of Advanced Emissions Solutions, Inc. (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. (local time) on June 20, 2017 at the Inverness Hotel located at 200 Inverness Drive W, Englewood, Colorado 80112.
At the Annual Meeting, in addition to electing seven directors, you will be asked to vote on three additional proposals. The first is to ratify the Audit Committee’s selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The second is an advisory vote to approve the Company’s compensation paid to our named executive officers for the fiscal year ended December 31, 2016. The third is to approve the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan.
Our Board of Directors recommends that you vote FOR ALL director nominees presented in this Proxy Statement and FOR proposals 2, 3, and 4 as described in this Proxy Statement. Your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing, signing and mailing the available proxy card or by voting by telephone or over the Internet.
Your Board of Directors and management look forward to greeting those of you who are able to attend the Annual Meeting. The accompanying notice of meeting and this Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in the Company.

L. Heath Sampson
President and Chief Executive Officer

GENERAL MATTERS

This Proxy Statement is dated April 27, 2017
ADVANCED EMISSIONS SOLUTIONS, INC.
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
(888) 822-8617
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 20, 2017
To Our Stockholders:
The Annual Meeting of Stockholders of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), a Delaware corporation, will be held at 9:00 a.m. (local time) on June 20, 2017 at the Inverness Hotel located at 200 Inverness Drive W, Englewood, Colorado 80112, or at any postponement or adjournment thereof, for the following purposes:

1.	To elect seven directors of the Company;

2.	To ratify the Audit Committee’s selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.
To consider an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as set forth under the Executive Compensation section of this Proxy Statement;

4.	To approve the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan; and

5.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on April 24, 2017 are entitled to notice of and to vote at the Annual Meeting.
Our stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or Internet, or by completing, signing and dating the available proxy card and returning it promptly to the Company.
Please call on our toll-free number (888-822-8617) if you require directions or have other questions concerning the meeting. Directions to our offices are also located on the back cover of this Proxy Statement.
By Order of the Board of Directors,
Greg P. Marken
Chief Accounting Officer and Secretary
April 27, 2017

Important Notice
Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 20, 2017
The Company’s Proxy Statement and Annual Report to Stockholders are Available at: www.proxyvote.com

ADDITIONAL INFORMATION
This Proxy Statement incorporates important business and financial information about ADES from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and from other documents that are not included in or being delivered with this Proxy Statement. The incorporated information that is not included in or being delivered with this Proxy Statement is available to you without charge upon your written or oral request. You can obtain any document that is incorporated by reference in this Proxy Statement, excluding all exhibits that have not been specifically incorporated by reference, on the investor relations page of our website at www.advancedemissionssolutions.com or by requesting it in writing or by telephone from us at the following address or telephone number:

Advanced Emissions Solutions, Inc.
Attn: Corporate Secretary
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: 888-822-8617
If you would like to request any documents, please do so no later than five business days before the date you must make your voting decision or by June 9, 2017 in order to receive them before the annual meeting.
In addition, if you have any questions about the proposals, you may contact:

Alpha IR Group
Chris Hodges or Ryan Coleman
312-445-2870
ades@alpha-ir.com
You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the proposals being presented at the Annual Meeting. No person has been authorized to provide you with information that is different from what is contained in this document or in the incorporated documents.
This Proxy Statement is dated April 27, 2017. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date, and the date that this Proxy Statement is mailed or otherwise made available to stockholders does not imply that information is accurate as of any other date.

PROXY STATEMENT
ADVANCED EMISSIONS SOLUTIONS, INC.
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: (888) 822-8617
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2017
This Proxy Statement is furnished to the stockholders of Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), a Delaware corporation, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), to be voted at our annual meeting of stockholders (“Annual Meeting” or “meeting”) to be held on Tuesday, June 20, 2017, at the Inverness Hotel located at 200 Inverness Drive W, Englewood, Colorado 80112, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy is first being made available to our stockholders on or about April 27, 2017. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Advanced Emissions Solutions, Inc. and, unless the context indicates otherwise, our consolidated subsidiaries.
VOTING RIGHTS AND VOTE REQUIRED
Our Board has fixed the close of business on April 24, 2017, as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the meeting. On the Record Date, 22,482,480 shares of our common Stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting. We do not have any class of voting securities outstanding other than our common Stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Delaware General Corporation Law (the “DGCL”) or our Second Amended and Restated Certificate of Incorporation. The seven nominees receiving the highest number of votes cast will be elected as directors. Abstentions will not affect the election of directors.
If, as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the stockholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. The proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year is considered a “routine matter,” but the other proposals being voted on at the Annual Meeting are not considered “routine matters” and brokers will not be entitled to vote on those proposals absent specific instructions and authorization from the beneficial owners of the shares. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on any proposal other than the ratification of our public accounting firm and accordingly will have no effect on such vote.
We invite beneficial owners to attend the Annual Meeting. If you are a beneficial owner and not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the Annual Meeting. If you want to attend the meeting, but not vote, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 24, 2017, a copy of the voting instruction card provided by your broker or other agent or other similar evidence of ownership.
A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the meeting in person or by proxy in order to constitute a quorum. Cumulative voting is not allowed for any purpose.

Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:
FOR ALL the persons nominated by the Board for directors, being: A. Bradley Gabbard, Derek C. Johnson, Gilbert Li, R. Carter Pate, L. Heath Sampson, J. Taylor Simonton, and L. Spencer Wells;
FOR the ratification of the Audit Committee’s selection of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as set forth under the Executive Compensation section of this Proxy Statement; and
FOR the approval of the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan.
We do not know of any other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in the discretion of such person as the directors of the Company may recommend, including any matter or motion dealing with the conduct of the meeting.
Voting by Mail, Facsimile, via the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by mailing or faxing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing or faxing a proxy card, sign and return the available proxy card to the Company and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified, your shares will be voted as described above.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instructions card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the voting instructions card provided by the bank or brokerage firm.
Any stockholder who completes a proxy or votes via the Internet or by telephone may revoke the action at any time before it is exercised at the Annual Meeting by delivering written notice of such revocation to the Company (c/o Greg P. Marken, Secretary), 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado, 80129, by submitting a new proxy executed at a later date, or by attending the Annual Meeting and voting in person.

PROPOSAL ONE

ELECTION OF SEVEN DIRECTORS OF THE COMPANY
Immediately following the 2017 Annual Meeting, our Board will consist of seven members. Our Nominating and Governance Committee recommended to our Board the slate of seven directors for re-election by our stockholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next Annual Meeting of Stockholders and thereafter until a successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE INDIVIDUALS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS OUR NOMINEES FOR DIRECTORS: A. BRADLEY GABBARD, DEREK C. JOHNSON, GILBERT LI, R. CARTER PATE, L. HEATH SAMPSON, J. TAYLOR SIMONTON AND L. SPENCER WELLS.
Each of the nominees has consented to be named herein and to serve if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his or her stead of such other person as the Board may recommend. It is the policy and practice of the Company that all directors who reside in the metropolitan Denver, Colorado area attend the Annual Meeting. Three of our directors serving at the time of our 2016 Annual Meeting of Stockholders attended that meeting in person and three directors attended via the webcast.
Detailed biographical information about each director nominee can be found under the Corporate Governance section of this Proxy Statement. The following table sets forth certain information as to each director nominee of the Company:

Name	Age	Position and Offices	Director Since
A. Bradley Gabbard	62	Director	2012
Derek C. Johnson	56	Director, Chair of Nominating and Governance Committee and Member of Audit Committee	2006
Gilbert Li	39	Director, Member of Compensation Committee and Nominating and Governance Committee	2016
R. Carter Pate	62	Director, Chair of Compensation Committee and Member of Audit Committee	2016
L. Heath Sampson	46	Director, President, Chief Executive Officer and Treasurer	2015
J. Taylor Simonton	72	Director, Chairman of the Audit Committee and Member of the Compensation Committee and Nominating and Governance Committee	2014
L. Spencer Wells	46	Director, Chairman of the Board	2014
No family relationship exists between any directors or executive officers.
Director Compensation information for the fiscal year ended December 31, 2016 can be found under the "Director Compensation" section of this Proxy Statement.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE PERSONS NOMINATED BY THE BOARD FOR DIRECTORS, BEING A. BRADLEY GABBARD, DEREK C. JOHNSON, GILBERT LI, R. CARTER PATE, L. HEATH SAMPSON, J. TAYLOR SIMONTON AND L. SPENCER WELLS.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Relationship with Independent Registered Public Accounting Firm

Effective as of June 12, 2015, the Audit Committee of the Company’s Board approved the engagement of Hein & Associates LLP (“Hein”) to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 31, 2013, 2014 and 2015 and to re-audit the Company’s financial statements for the fiscal year ended December 31, 2012. On April 13, 2016, the Audit Committee approved the engagement of Hein to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2016. On April 14, 2017, the Audit Committee approved the engagement of Hein to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2017. In approving the selection of Hein as the Company's independent registered public accounting firm for the year ending December 31, 2017, the Audit Committee and management completed a written evaluation of Hein’s performance which included, among other criteria, quality of services provided; sufficiency of the firm’s resources; communications and interaction; and independence, objectivity and professional skepticism.
There have been no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and Hein during the most recent fiscal year or any subsequent interim period.
Stockholder ratification of the Audit Committee’s selection of Hein as our independent registered public accounting firm as requested in Proposal 2 is not required by our bylaws or otherwise. The Board is submitting this proposal to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. We anticipate that a representative of Hein will be available to respond to stockholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.
Additional information about Audit Fees and Audit Committee Approval of Services can be found under the Independent Registered Public Accounting Firm section of this Proxy Statement.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL THREE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are seeking a non-binding advisory vote on the compensation of named executive officers as disclosed in the section of this Proxy Statement titled “Executive Compensation.” The Board proposes the following resolution for approval by the stockholders:
RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

APPROVAL OF ADVANCED EMISSIONS SOLUTIONS, INC. 2017 OMNIBUS INCENTIVE PLAN
Our Board believes that attracting and retaining highly qualified officers and key employees, and motivating them to serve the Company and to expend maximum efforts are important to our continued growth and success. In this regard, equity, stock-based and cash-based awards have been and will continue to be an important element of our compensation program because options (both nonqualified stock options ("NSO's") and/or incentive stock options ("ISO's")), stock appreciation rights ("SAR's"), restricted stock, restricted stock units, performance shares, performance units, and other stock-based awards and cash-based awards enable our officers and other key employees to acquire or increase their proprietary interest in the operations and future success of our Company, thereby promoting a close identity of interests between such individuals and our stockholders.
We currently maintain two employee equity incentive plans: (i) the Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan"), which terminated by its terms on April 27, 2017; and (ii) the Amended and Restated 2010 Non-Management Compensation and Incentive Plan (the "2010 Plan"), which terminates by its terms on January 22, 2020 (collectively, the “Existing Plans”). Our Board believes that equity, stock-based and cash-based awards to key employees, officers and non-employee directors serves the best interests of stockholders by promoting a long-term focus for such individuals to increase the value of our Common Stock. Accordingly, on April 26, 2017, our Board adopted, subject to stockholder approval, the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan (“2017 Omnibus Plan”). Stockholder approval is required for us to make awards under the 2017 Omnibus Plan. If stockholder approval is obtained for the 2017 Omnibus Plan, we will cease to grant awards under the Existing Plans.
If our stockholders do not approve the 2017 Omnibus Plan, we will continue to grant awards under the Existing Plans until their respective termination dates. There are 188,926 shares of our Common Stock currently remaining available for award under the 2007 Plan, and 375,547 shares of our Common Stock currently remaining available for award under the 2010 Plan.
Burn Rate Analysis
We currently do not expect significant changes to our historical equity award granting process or award levels from what we have made under the Existing Plans. We believe our burn rates for 2017 and the prior two years under the Existing Plans remain at reasonable levels as set forth in the table below. The following table does not include any options, restricted stock awards, share grants, restricted stock purchase rights, or restricted stock bonuses that were granted and subsequently forfeited.

Fiscal Year	Options	Restricted Stock	Share Grants	PSU's (a)	Total	Weighted average number of common shares outstanding	Burn Rate	Weighted average number of units outstanding	Fully Diluted Burn Rate
2017 (b)	—	159,092	—	—	159,092	22,056,257	0.72%	22,390,676	0.71%
2016	546,196	351,964	11,794	—	909,954	21,931,260	4.15%	22,233,846	4.09%
2015	56,250	127,943	—	69,218	253,411	21,772,619	1.16%	22,128,186	1.15%
Three-Year Average	200,815	213,000	3,931	23,073	440,819	21,920,045	2.01%	22,250,903	1.98%
(a) PSU's represent the right to receive, upon settlement of the PSU's after the completion of a three-year performance period, a number of shares of our Common Stock that may be from zero to 200% of the number of PSU's granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSU's have vested. Share amounts shown are based on an earned percentage of 100%.
(b) Share amounts represent equity awards granted through the data of this Proxy Statement.

Summary of Material Terms of the 2017 Omnibus Plan

The following discussion of the material features of the 2017 Omnibus Plan is qualified by reference to the text of the 2017 Omnibus Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration: The 2017 Omnibus Plan is administered by our Compensation Committee or any committee designated by our Board consisting of two or more members of the Board, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, and an “independent director” under the Nasdaq Marketplace Rules. For purposes of this summary of the 2017 Omnibus Plan, the Compensation Committee or other designated committee will be referenced as the “Committee.”

Subject to the terms and conditions of the 2017 Omnibus Plan, the Committee is authorized to select participants who are employees, directors or consultants of the Company or its subsidiaries, determine the awards to be made, set terms and conditions of such awards, determine the form of award agreements, and establish performance goals for any performance period and determine whether such goals were satisfied. The Committee also has the authority, among other things, to:

Amend the terms of any outstanding award granted under the 2017 Omnibus Plan, subject to certain repricing restrictions described below, and provided that any amendment that would adversely affect a participant’s rights under an outstanding vested award will not be made without the participant’s written consent;

Construe and interpret the terms of the 2017 Omnibus Plan and any award agreement, and to decide all questions of fact arising in its application; and

Take such other action, not inconsistent with the terms of the 2017 Omnibus Plan, as the Committee deems appropriate.

Eligibility: Any employee, director, or consultant of the Company or its subsidiaries is eligible to receive awards under the 2017 Omnibus Plan. As of the date of this Proxy Statement, there are currently eight directors, five executive officers (excluding our chief executive officer who is also a director) and approximately 21 non-executive officer employees who are eligible under the 2017 Omnibus Plan.

Shares Subject to the 2017 Omnibus Plan: Subject to the adjustments upon changes in capitalization described below, 2,000,000 shares of our Common Stock will be authorized for issuance of awards under the 2017 Omnibus Plan. The number of shares authorized for issuance of awards is subject to adjustment in the event of any stock dividend, stock split, spin off, rights offering, recapitalization through a large, nonrecurring cash dividend, or in the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization or any partial or complete liquidation of the Company. For purposes of determining the number of shares remaining available for issuance under the 2017 Omnibus Plan, to the extent an award is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained or returned to the Company will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award are not available for reissuance. Shares issued under the 2017 Omnibus Plan may be authorized and unissued shares or treasury shares.

The maximum number of shares that may be covered by a grant of options or SAR's under the 2017 Omnibus Plan to any single participant in any fiscal year cannot exceed 400,000 shares; provided that this maximum number may be increased by 100,000 shares for awards granted to employees in connection with their commencement of employment. Notwithstanding the foregoing, the maximum number of shares that may be covered by a grant of ISO's cannot exceed 400,000 shares and the total number of ISOs that may be granted under the 2017 Omnibus Plan cannot exceed the maximum number of shares authorized for issuance of awards under the 2017 Omnibus Plan described above. Also notwithstanding the foregoing, no director may be granted awards under the 2017 Omnibus Plan in any fiscal year exceeding 50,000 shares.

The maximum number of shares of restricted stock and shares with respect to which restricted stock units, performance shares and other stock-based awards may be granted in any fiscal year to any one participant cannot exceed 400,000 shares.

The maximum aggregate compensation that can be paid pursuant to performance units awarded in any one fiscal year to any one participant cannot exceed $1,000,000 or a number of shares having an aggregate fair market value not in excess of such amount. The maximum aggregate compensation that can be paid pursuant to a cash-based award in any one fiscal year to any one participant cannot exceed $1,000,000.

Stock Options and Stock Appreciation Rights: The Committee is authorized to grant Stock Options, including both ISO's, which can result in potentially favorable tax treatment to the participant, and NSO's, and SAR's. The exercise price per share of Common Stock subject to a Stock Option or SAR must be at least the fair market value of the underlying stock at the date of grant of a Stock Option or SAR; provided, however, that an ISO granted to a participant who is the holder of record of more than 10% of the Company’s Common Stock will have an exercise price of at least 110% of the fair market value of the underlying Common Stock at the date of grant. The term of each Stock Option and SAR and the times at which each Stock Option or SAR shall be exercisable generally will be fixed by the Committee, except no Stock Option or SAR will have a term exceeding 10 years; provided, however, that an ISO granted to a participant who is the holder of record of more than 10% of the Company’s stock will have a term not exceeding five years. Upon the termination of an option holder’s or SAR holder’s employment with us, the ability to exercise vested Stock Options and SAR's will be determined in the discretion of the Committee as set forth in the applicable award agreement. Upon the termination of a Stock Option holder’s or SAR holder’s employment, all of that person’s options and SAR's will expire in accordance with the terms of the applicable award agreement; provided, however, that ISO's shall not be exercisable for more than three months after the participant ceases to be an employee for any reason other than death or disability, or more than one year after the participant ceases to be an employee due to death or disability. Stock Options may be exercised by payment of the exercise price.

The exercise price of an NSO or ISO shall be payable to the Company in full, in any method permitted under the award agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering shares (either actually or constructively by attestation) having an aggregate fair market value at the time of exercise equal to the exercise price, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless exercise, or (iv) any combination of the foregoing.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, shares of stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement will be set forth in the award agreement.

The exercise of an NSO or SAR is conditioned on the withholding of taxes.

Restricted Stock and Restricted Stock Units: The Committee may grant shares of restricted stock or restricted stock units under the 2017 Omnibus Plan. The Committee determines in the award agreement the restriction period during which the restricted stock or the restricted stock units are subject to a substantial risk of forfeiture based upon the passage of time, the achievement of performance goals or the occurrence of other events determined by the Committee; however, except as otherwise provided in the award agreement, an award of restricted stock or restricted stock units will have a minimum period of restriction of one year, which may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an award agreement). Except as provided in the 2017 Omnibus Plan or an award agreement, the restricted stock or the restricted stock units may not be sold, assigned or otherwise transferred until the end of the restriction period as specified by the Committee. The Committee may impose other conditions, including a requirement that the participant pay a specified amount to purchase each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, or holding requirements or sale restrictions upon vesting. Each award agreement will set forth the extent to which participants shall have the right to retain unvested restricted stock or restricted stock units following termination of employment or service. Unless otherwise determined by the Committee or set forth in an award agreement, participants holding restricted stock generally may vote the shares. The Committee may provide in an award agreement that the holder of restricted stock may receive any dividends paid. Participants holding shares of restricted stock units shall have no rights of stockholders. The Committee may provide in an award agreement that the holder of such restricted stock units shall be entitled to receive dividend equivalents.

Performance Shares and Performance Units: The Committee may grant performance shares and performance units under the 2017 Omnibus Plan. The Committee determines in the award agreement the applicable performance period(s) and performance measure(s); however, except as otherwise provided in the award agreement upon a termination of employment or otherwise provided in the 2017 Omnibus Plan, in no case will a performance period be less than one year. Each award agreement will set forth the extent to which participants shall have the right to receive a payout with respect to their performance shares or performance units following termination of employment or service. Participants do not have any voting rights with respect to their performance shares or performance units. At the discretion of the Committee, the payment of earned performance shares or performance units may be in cash, shares of stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee may provide that settlement of performance shares or performance units be deferred, on a mandatory basis or at the election of the participant, in compliance with applicable laws, including Section 409A of the Code. The Committee’s determination as to the form of settlement will be set forth in the award agreement.

Performance Awards: The Committee may condition any award under the 2017 Omnibus Plan on the fulfillment of conditions and the attainment of performance goals over such periods as the Committee determines in writing and sets forth in the award agreement between the Company and the participant. To the extent compliance with Section 162(m) of the Internal Revenue Code is desired, the “Committee” for this purpose shall be comprised solely of two or more “outside directors” under Section 162(m). Performance goals pursuant to Section 162(m) of the Code will be established by the Committee within 90 days after the beginning of the applicable performance period, and in no event after passage of more than 25% of the period to which the performance goal relates. Performance goals are based on the attainment of specified target levels with respect to one or more selected measures of business or financial performance. Performance goals may include alternate and multiple goals and shall be based on one or more of the following performance measures:

•	net income;

•	economic value added (earnings less a capital charge);

•	EBITDA (earnings before interest, taxes, depreciation and amortization);

•	EBIT (earnings before interest, taxes);

•	sales;

•	costs;

•	gross margin;

•	operating margin;

•	pre-tax profit or income;

•	return on net assets;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	cash flow;

•	operating cash flow;

•	operating income;

•	working capital;

•	facility installations;

•	increase in tax equity investors;

•	increase in net distributions to the Company;

•	technology advancements;

•	product development;

•	operational improvements;

•	stock price;

•	return on stockholders’ equity;

•	earnings per share;

•	cash flow per share; and/or

•	total stockholder return (stock price appreciation plus dividends).

Unless otherwise determined by the Committee, measurement of performance goals with respect to the performance measures above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

Following completion of the applicable performance period, the Committee certifies in writing the extent to which a participant has attained the applicable performance goals and the resulting value of the participant’s award. The Committee retains the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards that are designed to qualify for the performance-based exception from the tax deductibility limitations of Code Section 162(m) may not be adjusted upward (the Committee may, in its discretion, adjust such awards downward).

The Committee will, in the award agreement, state the results that will transpire if a participant terminates service due to death or disability prior to completion of the applicable performance period. For example, the final award value may be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period, but will then be prorated for the number of months of the participant’s service during the performance period. The Committee may also provide that, if a participant’s service terminates prior to completion of the applicable performance period for any other reason, the participant forfeits the performance award, unless the Committee determines otherwise. Participants may not sell or transfer a performance award, other than by will or the laws of descent and distribution, prior to the end of the applicable performance period. In the event that the performance goals are not satisfied, the award shall not become vested or payable, as applicable.

Other Stock-Based Awards: The Committee may adopt other incentive arrangements under which participants may acquire shares of stock by purchase, grant or otherwise, or receive an award payable in cash or stock, the value of which may be determined in whole or in part based on the value of the stock. Any such arrangements will be subject to the general provisions of the 2017 Omnibus Plan.

Other Cash-Based Awards: The Committee may adopt other incentive arrangements under which participants may be awarded cash payments. All cash-based awards are intended to qualify for the performance-based exception from the tax deductibility limitations of Code Section 162(m). Any such arrangements will be subject to the general provisions of the 2017 Omnibus Plan.

Adjustments Upon Changes in Capitalization: The 2017 Omnibus Plan provides that, in the event of any non-reciprocal transaction between the Company and the stockholders of the Company that causes any change in our capital structure that effects an increase or decrease in the number of shares of our Common Stock without receipt of consideration, the maximum number of shares of Common Stock for which awards may be made under the 2017 Omnibus Plan shall be proportionately increased or decreased, and the number and kind of shares for which awards are outstanding may be proportionately increased or decreased. Any adjustment in outstanding Stock Options or SAR's will not increase the aggregate exercise price or grant price payable with respect to shares that are subject to the unexercised portion of the Stock Option or SAR, in compliance with Section 409A of the Code. Except as otherwise provided in another agreement, upon a change of control the Committee may take any action it deems necessary or desirable with respect to any awards including, among other things, providing that the awards are fully vested or payable. In the event of a reorganization in which the Company is the surviving entity and no change of control occurs, any previous award will generally apply solely to securities to which the holder of the number of securities subject to such award would have been entitled immediately following such reorganization and, in the case of Stock Options or SAR's, with a corresponding proportionate adjustment of the exercise price or grant price per share. Adjustments to shares of Common Stock will be made by the Committee whose determination will be final and the Committee may provide in award agreements for different provisions to apply to an award. However, any provisions may be modified by the Committee to avoid any tax that would otherwise be due under Section 409A of the Code.

Replacement Awards: Awards may be granted in replacement of outstanding awards previously granted by an entity acquired by the Company or an affiliate or with which the Company or an affiliate combines, as permitted under the terms of the 2017 Omnibus Plan.

Other Terms: The terms of the 2017 Omnibus Plan will permit the Committee to impose performance conditions with respect to any award. Performance conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability of an option be linked to achievement of performance conditions.

Each award agreement may contain other terms and conditions not inconsistent with the 2017 Omnibus Plan as may be determined by the Committee in its discretion. Unless otherwise provided by the Committee, no consideration is to be received by the Company for the granting of Stock Options or other awards.

There is no repricing of Stock Options to reduce exercise price, or of SAR's to reduce grant price (or surrender of outstanding Stock Options or SAR's in exchange for new Stock Options or SAR's with reduced exercise price or grant price, as applicable) without stockholder approval.

No awards may be granted under the 2017 Omnibus Plan ten years after the date the 2017 Omnibus Plan is approved by the stockholders.

Our Board may terminate, amend or modify the 2017 Omnibus Plan; provided that no such termination, amendment or modification may adversely affect, in any material way, any outstanding award without the consent of the award holder. However, no amendment or modification may become effective without stockholder approval if required by applicable law or regulatory requirement.

Awards granted under the 2017 Omnibus Plan generally are not transferrable other than by will, by the laws of descent and distribution or, solely to the extent and in the manner authorized by the Committee, by transfer to members of the participant’s immediate family or pursuant to a qualified domestic relations order.

The 2017 Omnibus Plan provides that participants may elect to satisfy applicable tax withholding obligations by remitting to us cash or, subject to certain conditions, by withholding shares that would otherwise be available for delivery.

The 2017 Omnibus Plan will be governed by the laws of the state of Delaware except for conflict or choice of law provisions.

Federal Tax Consequences of the 2017 Omnibus Plan

The following is a general summary of the federal income tax consequences to us and to U.S. participants to awards granted under the 2017 Omnibus Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. Each participant is advised to consult his or her individual tax advisor concerning his or her personal tax consequences.

Incentive Stock Options: For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO if certain requirements in the Code are satisfied, including the requirement that the holder generally must exercise the ISO no later than three months following termination of employment with the Company (or one year following a termination due to disability or death) and that Common Stock acquired upon exercise of the ISO is held for the requisite period described below. If such person retains the Common Stock for a period of at least two years after the ISO is granted and one year after the ISO is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the ISO is granted or before one year after the ISO is exercised will recognize ordinary income or loss equal to the difference between the exercise price and fair market value of the stock as of the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for more than one year. The difference between the ISO exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Non-statutory Stock Options and Stock Appreciation Rights: A participant who receives an NSO or SAR generally will not recognize taxable income on the grant of such NSO or SAR but will recognize ordinary income at the time of exercise of the NSO or SAR equal to the difference between the NSO or SAR exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for more than one year.

Restricted Stock: A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not freely transferable, in which case the determination date is the earlier of (i) the date on which the shares become freely transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss.

Restricted Stock Units: A participant generally will recognize no income upon the receipt of a restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under “Restricted Stock”), will be taxed as capital gain or loss.

Performance Shares, Performance Units, and Other Stock-Based and Cash-Based Awards: If an award is subject to a restriction on transferability and a substantial risk of forfeiture, a participant generally must recognize ordinary income equal to the fair market value of the transferred shares or amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. We can ordinarily claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below regarding Section 162(m) of the Code.

Income Tax Effects for our Company: We generally will be entitled to a tax deduction in connection with an award under the 2017 Omnibus Plan in an amount equal to the ordinary income recognized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO or the vesting of restricted stock), except to the extent such deduction is limited by applicable provisions of the Code.

Internal Revenue Code Section 409A: Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on recipients of awards who are our employees over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by Section 409A are broad and may apply to certain awards available under the 2017 Omnibus Plan. As required by Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code generally provides that compensation paid to a “covered employee” in excess of $1 million is not deductible by the corporation for federal income tax purposes. A covered employee generally includes the chief executive officer of the company at the end of the taxable year and an individual serving as an officer of the company or a subsidiary at the end of such year who is among the three highest compensated officers (other than the chief executive officer and the chief financial officer) for proxy statement reporting purposes. Compensation that qualifies as “performance-based” compensation for purposes of Section 162(m) is excluded from the $1 million deduction limitation. The rules and regulations promulgated under Section 162(m) are complex, technical, and change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify as “performance-based” compensation for purposes of Section 162(m). We cannot assure you that any compensation awarded or paid under the 2017 Omnibus Plan will be deductible by us under all circumstances.

New Plan Benefits

All awards under the 2017 Omnibus Plan will be granted at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2017 Omnibus Plan are not presently determinable.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVANCED EMISSIONS SOLUTIONS, INC. 2017 OMNIBUS INCENTIVE PLAN.

CORPORATE GOVERNANCE
Directors of the Company
The following table sets forth certain information about our directors as of the date of this Proxy Statement:

Name	Age	Position
L. Spencer Wells	46	Chairman
A. Bradley Gabbard	62	Director
Derek C. Johnson	56	Director
Paul A. Lang (1)	56	Director
Gilbert Li	39	Director
R. Carter Pate	62	Director
L. Heath Sampson	46	President, Chief Executive Officer and Treasurer, Director
J. Taylor Simonton	72	Director
(1) The initial appointment of Mr. Lang to our Board was made pursuant to a 2003 Subscription and Investment Agreement with Arch Coal, Inc., of which Mr. Lang is the President and Chief Operating Officer, whereby our management agreed to make available one seat on the Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 200,000 shares of our Common Stock. Arch Coal has informed the Company that it no longer holds 200,000 shares of our Common Stock, and Mr. Lang has elected not to stand for reelection at the 2017 Annual Meeting.
The Nominating and Governance Committee of the Board seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as environmental and chemical technologies, government regulation and relations and supply chain management, as well as overall business acumen and experience in financial matters. Each of our current directors and the director nominees set forth in this Proxy Statement holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the directors and nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, executive compensation, risk management and leadership development. The Nominating and Governance Committee also believes that each of the directors and nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.
The specific experience, qualifications and background of each current director follows:

L. Spencer Wells has over 20 years of experience as a financial analyst and is a Partner at Drivetrain Advisors providing extensive knowledge on portfolio management, proprietary trading, and special situation expertise. Prior to his work at Drivetrain Advisors, Mr. Wells served as a Senior Advisor at TPG Special Situations Partners. He has also served on the Board of Directors for Alinta Holdings from March 2013 to September 2013 and Kerogen Resources from January 2007 to April 2009. Mr. Wells is a Trustee, a member of the Investment Committee and Finance Committee, and Co-Chair of the Development Committee for Western Reserve Academy. From 2010 to 2012, Mr. Wells served as a partner for TPG Special Situations Partners, during which time he created and managed an investment portfolio approximated at $2.5 billion. From 2002 until 2009, Mr. Wells served as a Partner and a Portfolio Manager at Silverpoint Capital. While at Silverpoint, he covered the energy, chemicals, and building products sectors and managed an investment portfolio estimated at $1.3 billion. Mr. Wells holds a B.A. in Psychology from Wesleyan University and a Master of Business Administration from Columbia Business School.
Director Qualifications:

•
Leadership Experience - Senior Advisor and a prior partner at TPG Special Situations Partners, Director for the Center for Music National Service, prior Director for Alinta Holdings and Kerogen Resources, and Trustee and Co-Chair of the Development Committee for Western Reserve Academy.

•	Industry Experience - Through his various roles as a financial analyst, he has covered the energy chemicals and building products sectors.

•	Finance Experience - Extensive and varied experience with over 20 years of involvement as a financial analyst.

A. Bradley Gabbard served as the Chief Financial Officer of the Company from June 12, 2015 through June 6, 2016. Mr. Gabbard served as Director of the Company since October 2012 and Chairman of the Audit Committee from June 2013 through April 2014. He served as Director, Chief Operating Officer ("COO") and Chief Financial Officer ("CFO") of Lilis Energy, Inc. (NASDAQ: LLEX) (formerly Recovery Energy, Inc.) until May 2014. Lilis Energy, Inc. is a Denver, Colorado-based energy company with operations focused in the Denver Julesburg basin; he was appointed as CFO of Lilis Energy in July 2011, as Director in August 2012, and as COO in September 2013. He previously served Lilis Energy as President from November 2012 to September 2013. Prior to Lilis Energy, Mr. Gabbard served as an officer of Applied Natural Gas Fuels, Inc., serving from September 2009 to May 2010 as Vice President-Special Projects and from May 2010 through June 2011 as its CFO. From April 2007 through September 2009, he co-owned and managed MG Advisors, LLC, where he provided management and financial consulting services to companies involved in oil and gas and energy related businesses. From 1991 to April 2007, Mr. Gabbard co-founded and then served as Director, Executive Vice President and CFO of PowerSecure International, Inc. (traded on the NYSE under the ticker symbol POWR until its acquisition by Southern Company in May 2016; and f/k/a Metretek Technologies, Inc.), a developer of energy and smart grid solutions for electric utilities and their commercial, institutional, and industrial customers. He received a bachelor of accountancy degree from the University of Oklahoma in 1977 and is a CPA.
Director Qualifications:

•
Leadership Experience - Director, COO, CFO and former President of Lilis Energy, Inc.; CFO of Applied Natural Gas Fuels, Inc.; Director, Executive Vice President and CFO of PowerSecure International, Inc.

•
Industry Experience - 36 years of experience in the management and operations of traditional and alternative energy companies, including those that primarily serve utilities, and small, publicly held companies.

•
Finance Experience - CPA; Accounting degree from University of Oklahoma; Former CFO of Lilis Energy, Inc.; Former CFO of Applied Natural Gas Fuels, Inc. and PowerSecure International, Inc.; provided management and financial consulting services at MG Advisors, LLC; worked with the national accounting firm Ernst & Young.

Derek C. Johnson currently is Chairman of Peak 9 Partners, an operating fund, and also serves as a Board member of EYE- Fi, a supplier of custom signage to the Casino Market. He also serves as a Director of Temperatsure a supplier of cold chain packaging to the medical and food markets and serves as a Director of Adams Polishes an automotive after market supplier. He was a Director of Visuality Corporation, a specialty supplier to the retail industry; he held this position until November 2016. He previously served as the Chairman of Visuality Corporation from 2013 to January 2016 and as President and CEO of Visual Merchandising, Inc., a subsidiary of Visuality Corporation and predecessor of NOA Brands America, Inc. from September 2009 to 2013 and from November 2005 to October 2008. Mr. Johnson served as the Vice President of new business development for Kennametal, a public company based in Pittsburgh, PA, a global provider of metalworking solutions using tungsten carbide inserts from October 2008 to August 2009. Since 2008, Mr. Johnson has served as a Director of Qualmark Corporation, an ESPEC CORP. company, a company that designs, manufactures, and markets proprietary equipment that rapidly and efficiently exposes product design and manufacturing-related defects for the purpose of improving product quality and reliability. From 1984 to 2005, Mr. Johnson was employed in various positions, including President and COO of CoorsTek, a manufacturer of technical products, supplying critical components and assemblies for mining, automotive, semiconductor, aerospace, electronic, power generation, telecommunication and other high-technology applications on a global basis. He has a Higher National Certificate from Kirkcaldy College in Scotland and an Executive M.B.A. from the University of Denver.
Director Qualifications:

•
Leadership Experience - President and CEO of Visual Merchandising, Inc.; Vice President of Kennametal; Director of Qualmark Corporation; President and COO of CoorsTek; Executive M.B.A. from the University of Denver.

•	Industry Experience - Senior management and experience in the development and manufacturer of technical products in diverse international markets at the entities and in the capacities described above.

Paul A. Lang is the President and COO of Arch Coal, Inc. and has served in that capacity since May 2015. Mr. Lang has also served as a Director of Arch Coal, Inc. from February 2014 to October 2016, serving on the Finance and Energy & Environmental Policy Committees, and served as a Director of Knight Hawk Holdings, LLC from April 2011 to present. Prior to that, from April 2012 to May 2015, Mr. Lang served as Executive Vice President and COO of Arch Coal, Inc. From August

2011 to April 2012, Mr. Lang served as Executive Vice President - Operations of Arch Coal, Inc. Mr. Lang served as Senior Vice President - Operations of Arch Coal, Inc. from December 2006 through August 2011, President of Western Operations from July 2005 through December 2006, and President and General Manager of Thunder Basin Coal Company, LLC (a subsidiary of Arch Coal, Inc.) from 1998 through July 2005. The initial appointment of Mr. Lang to our Board was made pursuant to the 2003 Subscription and Investment Agreement with Arch Coal, Inc. whereby our management agreed to make available one seat on the Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 200,000 shares of our Common Stock. Mr. Lang's term as director will end at the 2017 Annual Meeting. He has chosen not to stand for reelection at the 2017 Annual Meeting.
Director Qualifications:

•
Leadership Experience - President and Chief Operating Officer of Arch Coal, Inc.; former Director of Arch Coal, Inc.; former Executive Vice President and Senior Vice President - Operations of Arch Coal, Inc.; President of Western Operations of Arch Coal, Inc.; President and General Manager of Thunder Basin Coal Company, LLC (a subsidiary of Arch Coal, Inc.).

•
Industry Experience - Through his various roles at Arch Coal and related entities, he understands the coal industry and market and related coal industry product development as well as international markets, which the Company plans to pursue. Arch Coal serves many of the same customers as the Company.

Gilbert Li is the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company, since January 2013. He has spent his career focused on value oriented investing across the capital structure. From January 2009 through January 2013, Mr. Li was an investment analyst for JMB Capital Partners, a $1.3 billion hedge fund. He has also previously held the roles of portfolio manager, trader and investment analyst at Merrill Lynch, Watershed Asset Management and J.P. Morgan Investment Management. Mr. Li attended the University of California, Berkeley with majors in Chemical Engineering and Material Science Engineering and a minor in Business Administration.
Director Qualifications:

•	Leadership Experience - Co-Founder and Managing Partner of Alta Fundamental Advisers.

•	Industry Experience - Invested, analyzed, and traded many energy, alternative energy, coal, and tax credit-related companies.

R. Carter Pate is currently the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a Consultant and Advisory Board Member to public and private Boards of Directors since 2014. Mr. Pate previously served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. from 2011 to 2014 and continues to serve as an independent strategic advisor to MV Transportation. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP ("PwC"), the world’s largest accounting and professional services firm. From 2010 to 2011, he was the U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice. From 2008 to 2010, he was the Global and U.S. Managing Partner of PwC’s Health Care Practice, and from 2005 to 2008, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Financial Advisory Services. He served as a Partner and Leader in PwC’s U.S. Restructuring Practices from 1996 to 2000. Mr. Pate previously served as Director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as Director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. He also founded his own management consulting firm. Mr. Pate has a Master's degree in Accounting and Information Management from the University of Texas at Dallas and a B.S. degree in Accounting from Greensboro College and is a CPA.
Director Qualifications:

•
Leadership Experience - Founder and Chief Executive Officer of Phoenix Effect, LLC, CEO of MV Transportation, director, Interim President and CEO of Sun Television and Appliances, director and CEO of Sun Coast Industries, director of several public and private companies and multiple leadership positions at PwC.

•
Industry Experience - During Mr. Pate's years as a Partner in charge of PwC's US Advisory Practice, the Advisory energy practice reported to him and he served as an advisor to a number of oil field services firms as well as a Fluid Catalyst Cracking (FCC) manufacturer. He also served as advisor to one of America's largest energy companies in a multi-year restructuring effort. As the US Managing Partner of PwC's government practice, he was involved in consulting relationships with US Government contracting energy companies. He maintains his DoD Top Secret Clearance.

L. Heath Sampson is the President, Chief Executive Officer ("CEO") and Treasurer of the Company. Mr. Sampson has served in this role since April 1, 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Sampson served as Chief Financial Officer and Treasurer of the Company from August 27, 2014. Mr. Sampson is also Director and the Treasurer of ADA-ES, Inc., a wholly-owned subsidiary of the Company ("ADA"), a Manager on the Board of Managers of Tinuum Group, LLC ("Tinuum Group") (f/k/a Clean Coal Solutions, LLC), and a manager and officer of other ADES subsidiaries. Prior to joining the Company, he served Square Two Financial, a $500 million private equity backed consumer collections company, as Chief Financial Officer and led a corporate restructuring project. From January 2007 to August 2009, Mr. Sampson served as Chief Financial Officer of First Data Financial Services, a business unit of First Data Corporation, a large-market global SEC registrant, and led strategy development for the $2.5 billion business unit with over 15,000 employees. From February 2005 to January 2007, he served First Data Corporation as the business unit Chief Financial Officer for both the Innovative Payments and Integrated Payment Systems business units. At First Data Corporation, Mr. Sampson also led corporate restructuring projects and was instrumental to a large solution-based corporate turnaround sales effort. He was also employed by Arthur Andersen LLC from the mid-1990s until the early 2000s. During his time at Arthur Andersen, Mr. Sampson served as the Manager of Audit Services and Senior Manager of Business and Risk Consulting. His early business consulting career provided him with broad-based experience in all aspects of corporate operations including supply chain, financial management, operations, customer experience and organizational design. Mr. Sampson holds a Bachelor of Business Administration-Accounting and Masters of Accountancy from the University of Denver.
Director Qualifications:

•
Leadership Experience - President and Chief Executive Officer of the Company; former Chief Financial Officer of Square Two Financial and multiple business units of First Data Corporation including First Data Financial Services; former Manager of Audit Services and former Senior Manager of Business and Risk Consulting at Arthur Andersen LLC.

•	Industry Experience - President and Chief Executive Officer and former Chief Financial Officer of the Company.

•
Finance Experience - former Chief Financial Officer of the Company; former Chief Financial Officer of Square Two Financial and multiple business units of First Data Corporation including First Data Financial Services; former Manager of Audit Services and former Senior Manager of Business and Risk Consulting at Arthur Andersen LLC; Bachelor of Business Administration-Accounting and Masters of Accountancy from the University of Denver.

J. Taylor Simonton has over 45 years of experience in financial accounting and auditing. Since October 2013, Mr. Simonton has been a Director of Escalera Resources Co. f/k/a Double Eagle Petroleum (OTC: ESCRQ), a developer of natural gas and crude oil properties in the Rocky Mountain region. He currently serves Escalera Resources as the Audit Committee Chair and a member of the Compensation and Nominating and Governance Committees. From September 2008 to July 2015, Mr. Simonton was Director of Crossroads Capital, Inc. f/k/a BDCA Venture, Inc. (NASDAQ: XRDC), a business development company and closed-end mutual fund. He served Crossroads Capital as the Lead Director, Chair of the Audit Committee and a member of the Nominating & Governance, Compensation and Valuation Committees and also served as the Chair of the Valuation Committee from 2008 to 2011. Mr. Simonton served as Director and Chair of the Audit Committee for Zynex, Inc. (OTC: ZYXI) from October 2008 to January 2014. He served as Director, Chair of the Audit Committee (2005-2009), and a member of the Nominating and Governance Committee of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) from September 2005 to May 2013. Mr. Simonton was a member of the Board of Directors of the Colorado Chapter of the National Association of Corporate Directors (“NACD”) from September 2005 to July 2015, serving at various times as the Chairman, President, Treasurer and Publicity Chair/Editor. Mr. Simonton is a Board Leadership Fellow, the highest director credential of NACD. He is a member of the American Institute of CPAs and Colorado Society of CPAs. For 35 years, Mr. Simonton served at PwC, the world’s largest accounting and professional services firm, including 23 years as an Assurance Partner and seven years in the firm’s SEC Department of its National Professional Services Group, four of which were international. Mr. Simonton received a B.S. degree in accounting from the University of Tennessee and is a CPA.

Director Qualifications:

•
Leadership Experience - Director and Chair of the Audit Committee of Escalera Resources Co.; previously Lead Director, Chair of the Audit Committee and Chair of the Valuation Committee of Crossroads Capital, Inc., Director and Chair of the Audit Committee for Zynex, Inc., Red Robin Gourmet Burgers, Inc., and one other public company; Chairman, President, and Treasurer of the Board of Directors of the Colorado Chapter of NACD; Board Leadership Fellow, the highest director credential of NACD; and Colorado 2014 Outstanding Public Company Director, as awarded by the Denver Business Journal and NACD-Colorado.

•
Industry Experience - Varied experience throughout the years in the industry and as director of Escalera Resources Co., a developer of natural gas and crude oil properties in the Rocky Mountain region.

•
Finance Experience - Extensive and varied experience for over 45 years in financial accounting and auditing, including 35 years at PwC. He possesses a CPA and is member of the American Institute of CPAs and Colorado Society of CPAs.

Executive Officers of the Company
The following table sets forth certain information about our executive officers as of the date of this Proxy Statement:

Name	Age	Position
L. Heath Sampson	46	President, Chief Executive Officer and Treasurer, Director
Sharon M. Sjostrom	50	Chief Product Officer
Greg P. Marken	35	Chief Accounting Officer and Secretary
Ronald Hanson	46	Senior Vice President of Operations
Ted J. Sanders	40	General Counsel
The specific experience, qualifications and background of each current executive officer is as follows:
L. Heath Sampson is the President, Chief Executive Officer and Treasurer of the Company. See Mr. Sampson's specific experience, qualifications and background in the "Directors of the Company" section above.
Sharon M. Sjostrom has served as our Chief Product Officer ("CPO") since July 2015, our Chief Technology Officer from January 2011 to July 2015 and as Vice President of Technology from January 2007 to December 2010. Previously she served the Company as Director, Technology Development since 2003 when we acquired her company EMC Engineering, LLC, an engineering services company, where she served as President since 2002. From 1998 until September 2002, Ms. Sjostrom served as Director of Emissions Control for Apogee Scientific, LLC, a provider of advanced engineering and environmental technologies. Ms. Sjostrom has a B.S. in Mechanical Engineering from Colorado State University, an M.S. in Mechanical Engineering from the California Institute of Technology and an Executive M.B.A. from the University of Denver.
Greg P. Marken is our Chief Accounting Officer, a position he has held since June 12, 2016, and our Secretary, a position he has held since August 1, 2016. Mr. Marken joined ADES in January 2015 as the Director of SEC Reporting and Technical Accounting, playing a key role in the Company's re-audit and restatement project to bring the Company current with its required regulatory filings. Prior to ADES, Mr. Marken held various positions, including Senior Manager, Assurance Services, at Ernst & Young, LLP from 2005 through 2015. He received his BBA in Accounting and MS in Finance from Texas A&M University. Mr. Marken is a CPA.
Ronald Hansen has served as Senior Vice President of Operations of ADA since June 12, 2016. Previously, Mr. Hanson, served ADA as the Vice President of Operations and Delivery, leading teams of Project Managers, Engineers, Designers, Procurement and Material Logistics to deliver ADA’s wide range of advanced solutions for the coal-fired power industry. He has more than 22 years of experience in the industry including previous roles at ADA beginning in April 2011. While at ADA, he also designed and built a patented (US 9,017,452 B2) dense phase carbon injection system for mercury control in a baghouse/dry scrubber system for coal-fired power plants. Prior to ADA, Mr. Hanson held engineering and management roles over the span of 17 years at Dynamic Air in St. Paul, MN, which specializes in material handling solutions for process and manufacturing industries. Mr. Hanson earned his Bachelor of Science degree in Mechanical Engineering from North Dakota State University in 1994.

Ted J. Sanders is our General Counsel, a position he has held since February 28, 2017. Since joining ADES in 2012, Ted has served in various roles including providing counsel on a wide range of corporate legal matters, and helped develop the company’s intellectual property portfolio from 14 to 40 domestic and international patents. Prior to joining ADES, Ted was in private practice focusing on corporate and litigation matters. Prior to law school, Ted was a research and development engineer for the Ford Motor Company and the Hyundai-Kia America Technical Center, focusing on noise and vibration mitigation. Ted earned his Juris Doctorate with a concentration in intellectual property from the University of San Diego School of Law. He earned his Bachelor of Science in Mechanical Engineering degree from Case Western Reserve University.

Former Executive Officers

Individuals who served the Company as executive officers during the year ended December 31, 2016 but who no longer serve are as follows:

Name	Age	Positions
A. Bradley Gabbard	62	Chief Financial Officer
Jonathan R. Lagarenne	57	Executive Vice President
Graham O. Mattison	45	Vice President of Strategic Initiatives and Investor Relations
Christine B. Amrhein	55	General Counsel and Secretary

A. Bradley Gabbard served as the Chief Financial Officer of the Company from June 2015 to June 2016. See Mr. Gabbard's specific experience, qualifications and background in the "Directors of the Company" section above.

Jonathan R.  Lagarenne served as our Executive Vice President from May 2012 until January 2016.

Graham O. Mattison served as our Vice President of Strategic Initiatives and Investor Relations from February 2015 through April 2016, previously serving as Vice President of Investor Relations beginning in December 2012.
Christine B. Amrhein served as our General Counsel from June 2012 to August 2016 and Secretary from August 2014 to August 2014. She previously served the Company as Corporate Counsel and Vice President beginning July 2011.

Director Independence
Our current Board consists of six independent directors, as defined in NASDAQ Marketplace Rule 4200(a)(15). In our fiscal year 2016, all directors other than Mr. Gabbard and Mr. Sampson qualified as “independent directors.” The Board maintains audit, compensation, and nominating and governance committees, each of which was and is comprised solely of independent directors. The charter of each committee is available on our website at www.advancedemissionssolutions.com under the “Corporate Governance” section of “ADES Investor.”

Board Meetings and Committees
Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports sent to them weekly and monthly, and through discussions with the CEO and other officers.

The Board met 10 times in 2016. At each of the Board meetings the independent directors were polled to determine if they believed an Executive Session was needed. In 2016, the Board held two executive sessions where management of the Company was excluded. The Audit Committee met 16 times in 2016. The Compensation Committee met nine times in 2016. The Finance Committee met five times in 2016 and was dissolved on May 10, 2016. The Nominating and Governance Committee met seven times in 2016. All of the directors were present for more than 75% of the meetings of the Board and the committees of which they were members held during their individual terms.

Stockholder Communications to Directors
Any stockholder may communicate directly with the Board (or any individual director) by writing to the Chairman of the Board, Advanced Emissions Solutions, Inc., 640 Plaza Drive, Suite 270 Highlands Ranch, Colorado 80129 or by emailing the Board through the "Contact the Board" link on our website at www.advancedemissionssolutions.com. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the stockholder's communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chairman of the Audit Committee.

Code of Ethics
We have adopted a Code of Ethics and Business Conduct, which incorporates our Insider Trading Policy, that applies to our officers, directors, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions, which includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. A copy of our Code of Ethics and Business Conduct, which was most recently amended on August 11, 2016, is available on our website at www.advancedemissionssolutions.com. We intend to disclose any amendments to our Code of Ethics and Business Conduct, or waivers of such provisions granted to executive officers and directors, on our website.

Board Leadership Structure and Role in Risk Oversight
We have a policy of keeping the roles of Chief Executive Officer and Chairman of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer, which is a position being more heavily oriented towards day-to-day management, while the Chairman functions as an independent director whose role is to oversee the Board and is also able to participate in and chair executive sessions of the Board.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. In addition to this compliance program, the Board encourages management to promote, and management is committed to promoting, a corporate culture that incorporates risk management into the Company’s strategy and day-to-day business operations. The Board and management continually work together to assess and analyze our most likely areas of risk.

Audit Committee
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which currently consists of Messrs. J. Taylor Simonton, Derek C. Johnson, Paul A. Lang, and R. Carter Pate. Our Board determined that Mr. Simonton, Mr. Lang, and Mr. Pate are each an Audit Committee Financial Expert. Each Audit Committee member is “independent” as that term is used in the listing requirements for the NASDAQ Stock Market, and a brief listing of his relevant experience is stated in his biography above under the caption entitled “Directors of the Registrant.”

The role and functions of the Audit Committee are set out in the Audit Committee Charter, originally adopted by the Company’s Board and most recently amended on August 11, 2016. The role of the Audit Committee is one of oversight of the services performed by the Company’s independent registered public accounting firm. The Audit Committee’s functions include the following: reviewing and assessing the Audit Committee Charter annually; overseeing the Company’s compliance with legal, ethical and regulatory requirements, including the Code of Ethics and Business Conduct and approving related party transactions; overseeing the Company’s processes to identify and manage business and financial risk; appointing, approving the compensation of and reviewing the Company’s relationships with its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors’ objectivity and independence; taking other appropriate action to oversee the independence of the outside auditors; reviewing and considering the matters identified in Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (“PCAOB”) with the outside auditors and management; reviewing and discussing the Company’s financial statements and report on internal control with the outside auditors and management; review the financial reporting process and discuss with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm. The Audit Committee pre-approves all audit or non-audit services performed by our independent accountant in accordance with Audit Committee policy and applicable law.

Compensation Committee
Our Board has appointed a Compensation Committee currently consisting of Messrs Lang, Li, Pate, and Simonton. Mr. Pate currently serves as the chairperson of the Compensation Committee. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter, most recently amended on September 9, 2015, include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals; reviewing, approving and, when appropriate, making recommendations concerning our long-term incentive plans; reviewing and making recommendations regarding stockholder proposals related to compensation; and administering our equity-based and employee benefit plans. See “Executive Compensation” below for additional information.

Nominating and Governance Committee
Our Board has appointed a Nominating and Governance Committee currently consisting of Messrs. Johnson, Li, and Simonton. Mr. Johnson serves as the chairman of the Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee, as set forth in the Nominating and Governance Committee Charter, most recently amended on September 9, 2015, include selecting director nominees for the Board; reviewing director compensation and benefits; submitting the same to the entire Board for approval; overseeing the annual self-evaluation of the Board and its committees; recommending the structure and composition of Board committees to the entire Board for approval; monitoring in conjunction with the Audit Committee compliance with our Code of Ethics and Business Conduct; granting any waivers thereto with respect to directors and executive officers; recommending individuals to serve as Chairperson of the Board and Chief Executive Officer; and reviewing the Chief Executive Officer’s recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Criteria established for the selection of candidates for the Board include:

a.	An understanding of business and financial affairs and the complexities of an organization that operates as a public company;

b.	A genuine interest in representing all of our stockholders and the interests of the Company overall;

c.	A willingness and ability to spend the necessary time required to function effectively as Director;

d.	An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;

e.	A reputation for honesty and integrity that is above reproach;

f.	Any qualifications required of independent directors by the NASDAQ Stock Market and applicable law; and

g.
As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity in the Boardroom as a result of such person’s familiarity and insight into the Company’s affairs, and such person’s prior demonstrated ability to work with the Board as a collective body.

Director nominees are generally identified by our officers, directors or stockholders based on industry and business contacts. Regardless of the source of the nomination, nominees are interviewed and evaluated by the Nominating and Governance Committee, other members of the management team, and the Board as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.
We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of complementary skills so that, as a group, the Board possesses the appropriate talent, skills and expertise to oversee the Company’s businesses.
Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our stockholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2018 annual meeting of stockholders may be submitted to the Nominating and Governance Committee in care of Greg P. Marken, Chief Accounting Officer and Secretary, at 640 Plaza Drive, Suite 270, Highlands Ranch, Colorado 80129 no later than December 28, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
Our Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy with respect to all related party transactions involving the Company. Under this policy, any related party transaction, as defined (which excludes transactions available to all employees generally and transactions involving less than $5,000), may be consummated or may continue only if:

1.
The Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	The transaction has been approved by the disinterested members of the Board; and

3.	The compensation with respect to such transaction has been approved by our Compensation Committee.
Management must refer to the Audit Committee any related party transactions into which it proposes that the Company enter at its first regularly scheduled meeting each year. After review, the Audit Committee will approve or disapprove such transactions and at each subsequently scheduled meeting and management must update the Audit Committee as to any material change to those proposed transactions. If management recommends any additional related party transactions subsequent to such meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee. If the Audit Committee does not ratify the transaction, however, management must make all reasonable efforts to cancel or annul such transaction.
Any material related party transaction must be disclosed to our full Board, and management must assure that all related party transactions are approved in accordance with any requirements of our financing or other agreements.
Related Party Transactions
Board of Director Matters
An Arch designee holds one seat on the Company’s Board. The appointment of one designee to the Board was made pursuant to a 2003 Subscription, as amended pursuant to the Company’s 2:1 stock split in March 2014, and Investment Agreement with Arch, as amended pursuant to the Company's 2:1 stock split in March 2014, whereby the Company’s management agreed to make available one seat on our Board for an Arch designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch continues to hold at least 200,000 shares of the Company's Common Stock. In addition, as required by the Company's related-party transaction policy, the above noted agreements were approved by the Company’s Audit Committee before being recommended to the Board for approval and were then approved by the disinterested members of the Board. During the year ended December 31, 2012 and through August 2013, Robert E. Shanklin, the Vice President of Coal Technology of Arch served on the Company's Board. Upon Mr. Shanklin's resignation, Paul A. Lang, the current President and COO of Arch Coal, began serving on the Company's Board. Arch Coal has informed the Company that it no longer holds at least 200,000 shares of the Company’s Common Stock, and Mr. Lang has elected not to stand for reelection at the 2017 Annual Meeting.
Stockholders Matters
On October 22, 2015, the Company entered into a credit agreement for a $15.0 million term loan, with Franklin Mutual Quest Fund and MFP Investors LLC (the "Lenders"), and an administrative and collateral agent (the “Credit Agreement”), which was subsequently amended in 2016 as discussed below. Under the original loan terms and conditions, the Credit Agreement matured on April 22, 2016, subject to a three month extension at the Company's option to the extent certain conditions are met. The loan under the Credit Agreement bore interest at an annual rate equal to 10.5% and was subject to various prepayment and other premiums if certain events, including a change in control, occur. The Company received net proceeds of $13.5 million and recorded debt discounts and debt issuance costs of $1.5 million. The debt discounts and debt issuance costs were amortized to interest expense using the effective interest method over the life of the Credit Agreement. The net proceeds were used to fund working capital needs and for the general purposes of the Company and its subsidiaries.

On February 8, 2016, the Company entered into the first amendment to the Credit Agreement that extended the 2015 SEC filings date to March 30, 2016. On March 30, 2016, the Company entered into the second amendment to the Credit Agreement, which extended the maturity date to July 8, 2016, extended the Company's filing date deadline related to its 2015 SEC filings to April 20, 2016, increased the stated interest rate from 10.5% to 15.0% and increased the minimum cash balance requirement from $3.0 million to $3.5 million. The Company incurred approximately $0.6 million in fees related to the second amendment.

On June 30, 2016, the Company, the required Lenders under the Credit Agreement and the administrative agent agreed to terminate the Credit Agreement (the "Payoff Letter") prior to the maturity date of July 8, 2016, effective upon the Company’s prepayment of the total principal balance of the loans and advances made to or for the benefit of the Company, together with all accrued but unpaid interest, and the total amount of all fees, costs, expenses and other amounts owed by the Company thereunder, including a prepayment premium, which total payoff amount was $9.9 million and was paid on June 30, 2016. The Payoff Letter included a waiver by the Lenders for a portion of the prepayment premium of 4% reflected in the Credit Agreement.

All obligations of the Company under the Credit Agreement were unconditionally guaranteed by each of the Company’s wholly-owned domestic subsidiaries (other than ADA Analytics, LLC) and were secured by perfected security interests in substantially all of the assets of the Company and the guarantors, subject to certain agreed upon exceptions.
The Lenders were beneficial owners of Common Stock in the Company. The Credit Agreement was approved by the Company's Board and by the Audit Committee as a related party transaction.

In connection with the above Credit Agreement, and the Company's pledge and assignment to the collateral agent for all of ADA's equity interests in Tinuum Services, LLC ("Tinuum Services") (f/k/a Clean Coal Solutions Services, LLC), the Lenders required that NexGen Refined Coal, LLC ("NexGen") consent to a pledge. The Company entered into an Indemnity Agreement with NexGen whereby ADES and ADA agreed to indemnify NexGen from and against any and all losses, claims, damages, liabilities, costs, fees or expenses, which may arise in connection with the Company pledging its Tinuum Services equity interests. The Indemnity Agreement was approved by the Company's Board and by the Audit Committee as a related party transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock

The following table provides information with respect to the beneficial ownership of the Company’s Common Stock by (1) each Director of the Company, (2) each named executive officer currently serving the Company, (3) all Directors and executive officers as a group, and (4) each person beneficially owning more than 5% of our outstanding Common Stock. We base the share amounts shown on each person’s beneficial ownership as of March 31, 2017 (including options exercisable or performance share units ("PSU's") to be delivered within 60 days thereof), unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 22,072,056 shares outstanding as of March 31, 2017, including securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. For persons beneficially owning more than 5% of our outstanding Common Stock, the Company has used the most recent ownership filings related to the below table. Except as noted below, each of the individuals named below has sole voting and investment power for the respective shares.

Name (a)	Current Shares Beneficially Owned (a)	Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned
Christine Amrhein (c)	56,707	—	56,707	*
A. Bradley Gabbard	46,138	10,000	56,138	*
Ron Hanson	31,893	—	31,893	*
Derek C. Johnson	46,205	—	46,205	*
Jonathan R. Lagarenne (c)	27,162	—	27,162	*
Paul A. Lang (d)	2,640	—	2,640	*
Gilbert Li (e)	1,094,246		1,094,246	4.96%
Greg P. Marken	38,927	—	38,927	*
R. Carter Pate	6,212	—	6,212	*
L. Heath Sampson	200,292	200,000	400,292	1.80%
Ted J. Sanders	18,190	—	18,190	*
J. Taylor Simonton	12,267	6,666	18,933	*
Sharon M. Sjostrom	76,768	—	76,768	*
L. Spencer Wells	12,223	6,666	18,889	*
Group Total
All Directors and Executive Officers as a Group (14 persons)	1,669,870	223,332	1,893,202	8.49%
Certain Other Owners:
BlackRock, Inc. (f)	3,841,827	—	3,841,827	17.41%
Coliseum Capital Management, LLC (g)	2,099,345	—	2,099,345	9.51%
Greywolf Event Driven Master Fund (h)	2,073,200	—	2,073,200	9.39%
Franklin Mutual Quest Fund (i)	1,724,209	—	1,724,209	7.81%

* Less than 1%

(a)
Except as otherwise noted and for shares held by a spouse and other members of the person's immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated shares. This column also includes shares held in trust that are beneficially owned. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)
This column includes any shares that the person could acquire through May 31, 2017, by (1) exercise of an option granted by the Company; or (2) PSU's granted by the Company to be delivered prior to May 31, 2017.

(c)	Shares are based on information as of the date of the individual's last Section 16b filing with the Company.

(d)	Shares issued for services from Mr. Lang are issued to Arch Coal, Inc. As of March 31, 2017, Arch Coal, Inc. beneficially owned 2,640 shares.

(e)
Based on a Form 4 filed for Alta Fundamental Advisers LLC on January 24, 2017 with the SEC reporting beneficial ownership as of that date. Alta Fundamental Advisers LLC has sole voting power over 1,094,246 shares and sole dispositive power over 1,094,246 shares. Alta Fundamental Advisers LLC address is 777 Third Avenue, Suite 19A, New York, NY. Mr. Li, a member of the Board of Directors, is also a Manager of Alta Fundamental Advisers LLC and has dispositive powers.

(f)
Based on schedule 13G filed by BlackRock, Inc.'s on January 12, 2017 with the SEC reporting beneficial ownership as of December 31, 2016. BlackRock, Inc.'s has sole voting power over 3,751,531 shares and sole dispositive power over 3,841,827 shares. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY.

(g)
Based on schedule 13F filed by Coliseum Capital Management, LLC on February 14, 2017 with the SEC reporting beneficial ownership as of December 31, 2016. Coliseum Capital Management, LLC has sole voting power over 2,099,345 shares and sole dispositive power over 2,099,345 shares. Coliseum Capital Management, LLC address is Metro Center 1 Station Place, 7th Floor South Stamford, CT.

(h)
Based on schedule 13G filed by Greywolf Event Driven Master Fund on February 14, 2017 with the SEC reporting beneficial ownership as of December 31, 2016. Greywolf Event Driven Master Fund has sole voting power over 2,073,200 shares and sole dispositive power over zero shares. Greywolf Event Driven Master Fund's address is 4 Manhattanville Road, Suite 201, Purchase, NY.

(i)
Based on schedule 13G filed by Franklin Mutual Quest Fund on January 31, 2017 with the SEC reporting beneficial ownership as of December 31, 2016. Franklin Mutual Quest Fund has sole voting power over 1,724,209 shares and sole dispositive power over 1,724,209. Franklin Mutual Quest Fund's address is 101 John F. Kennedy Parkway 3rd floor Short Hills, NJ 07078-2716.

Restricted Stock Units and Performance Share Units

Restricted stock awards ("RSA's") represent restricted shares of our Common Stock that will that become unrestricted based upon vesting, subject to risk of forfeiture and cancellation. The holders of RSA's do not have voting rights, however, they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our Common Stock. The RSA awards vest pursuant to dates established by their corresponding Restricted Stock Award Agreements.
PSU's represent the right to receive, upon settlement of the PSU's after the completion of a three-year performance period, a number of shares of our Common Stock that may be from zero to two hundred percent of the number of PSU's granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSU's have vested. The holders of PSU's do not have voting rights, however, they are they entitled to receive cash payments equal to any cash dividends or other distributions paid in cash on our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

For the fiscal year ended December 31, 2016, there were no persons subject to Section 16(a) beneficial ownership reporting in which a late report was filed.

The Company is not aware of any unreported transactions for 2016.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2016.
Based on the review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis for the year ended December 31, 2016 be included in this Proxy Statement for filing with the SEC.
Respectfully submitted,

The Compensation Committee:	R. Carter Pate, Chairperson
Paul A. Lang
Gilbert Li
J. Taylor Simonton

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our compensation program and the compensation earned by our named executive officers in the fiscal year ended December 31, 2016. Our Compensation Committee is charged with establishing the Company’s philosophy for executive compensation and approval, oversight, implementation and administration of executive compensation and benefits. Generally, the President and Chief Executive Officer of the Company makes recommendations to the Compensation Committee regarding executive compensation; however, authority to approve compensation, performance goals and objectives for all executives is vested in the Compensation Committee.

Our Compensation Committee has the sole authority to engage and compensate a compensation adviser and in November 2012 determined it was in the best interest of the Company to engage a compensation adviser to assist with the design and implementation of compensation arrangements starting in 2013. In November 2012, our Compensation Committee completed a competitive bidding process and selected Longnecker & Associates (“Longnecker”). Based on disclosures made by Longnecker, the Compensation Committee determined that Longnecker meets the independence criteria of Rule 10C-1 of the Exchange Act. Longnecker does not provide any other services to the Company.

In 2014 and 2015, Longnecker advised the Company on:

•	selection of a peer group of companies for purposes of analyzing and comparing executive compensation data and benchmarking Company performance;

•	executive officer base salaries and incentive compensation for 2013, 2014 and 2015;

•	development of STIP (defined below) metrics for 2013, 2014 and 2015; and

•	the compensation aspects of employment agreement terms for our executive officers, as described below.

For compensation awarded in 2016, in addition to extensive communications among its members, the Compensation Committee reviewed previous market compensation analysis provided by Longnecker and recommendations made by the Company’s management, which recommendations were based on market research conducted by the Company’s management and feedback from non-management directors.

Compensation awarded in 2017 was based on market data sourced from Willis Tower Watson and recommendations of the Company's management for performance, experience and retention.

Overview - Executive compensation philosophy

Our philosophy for executive compensation is set forth in a document entitled “Executive Compensation Philosophy and Objectives” (the “EC Philosophy”) adopted by the Compensation Committee on January 2, 2014, which replaced our Amended and Restated Advanced Emissions Solutions, Inc. Executive Compensation Plan (the “EC Plan”). The EC Philosophy is designed to support achievement of our strategies and goals, thereby creating long-term value for our stockholders and customers and ensuring our ability to recruit and retain highly qualified executive employees. Our EC Philosophy:

•	Supports our Company’s vision, mission, strategy, and values to generate profitability and sustained growth in the long-term best interests of our stockholders;

•	Aligns executive compensation with measures of performance tied to the strategic and operational performance of the business and stockholder returns;

•
Rewards executives on the basis of merit for individually and collectively achieving a leadership culture, innovation and excellence within the Company, and delivering sustained high performance to the Company, taking into consideration each executive’s qualifications, level of responsibility and contribution to the Company’s long term performance;

•	Encourages competency-building by linking career development, performance management and compensation rewards;

•	Attracts and retains the best executive talent and a highly qualified diverse workforce within a non-discriminatory, merit-based compensation program; and

•
Utilizes external compensation data to benchmark comparable positions in similar industries and companies within our geographical region as one key factor in establishing the competitiveness of our executive salaries, incentives and benefits.

Incentive cash bonuses and long term equity incentive awards consistent with the EC Philosophy are made under our 2007 Plan. We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation policies and practices in making this determination:

•	The Company’s EC Philosophy is based on balanced performance metrics that promote disciplined progress towards long-term Company goals in addition to the short-term health of the organization;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value; and

•	The Company’s compensation programs are weighted towards offering long-term incentives.
Because of these factors, we believe that our compensation policies and practices, both for our employees generally and for our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Company provides its stockholders with the opportunity to cast an advisory vote on annual executive compensation (a “say-on-pay proposal”). At the Company’s Annual Meeting in 2016, approximately 95.6% of the votes cast on the say-on-pay advisory vote regarding the executive compensation for the fiscal year ended December 31, 2015 were in favor of the proposal, which results the Compensation Committee reviewed in assessing executive compensation for the fiscal year ended December 31, 2016. Proposal 3 included in the Proxy Statement is a say-on-pay advisory vote regarding the executive compensation for the fiscal year ended December 31, 2016. The Compensation Committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s executive officers, including named executive officers.
Compensation of Named Executive Officers
The Company's named executive officers ("NEOs") for 2016 were:

Name	Age	Positions
L. Heath Sampson	46	President, Chief Executive Officer and Treasurer
A. Bradley Gabbard	62	Former Chief Financial Officer
Sharon M. Sjostrom	50	Chief Product Officer
Greg P. Marken	35	Chief Accounting Officer and Secretary
Ronald Hanson	46	Senior Vice President of Operations of ADA-ES, Inc.
Jonathan R. Lagarenne	57	Former Executive Vice President
Christine B. Amrhein	55	Former General Counsel and Secretary

The compensation for our NEOs currently consists of three elements: base salaries, annual incentive cash bonuses and long term equity incentive awards in the form of RSA's and PSU's and, for Mr. Sampson in 2015 and 2016, options to purchase our Common Stock. Executive compensation is designed to reward performance in a straightforward and transparent manner.

Base Salaries
Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual’s experience and performance. Pay ranges have been set based on the market where the Company competes for similar positions, with consideration given for employees serving similar functions in comparable companies. Base salary is typically increased annually based on performance and cost of labor/living increases. In consultation with Longnecker and the use of market data, the Compensation Committee considers the size of and whether to grant merit increases based on data from comparable companies, as well as review of an officer's annual performance and meeting of objectives. The Company attempts to ensure middle market pay for solid performers and to consider higher levels of pay for outstanding performers. The Company does not intend to be a market leader in base compensation.

On April 24, 2015, the Compensation Committee approved an increase in Mr. Sampson’s base salary to $500,000 effective April 1, 2015 given his promotion to President and Chief Executive Officer (in addition to his continued role as Chief Financial Officer until Mr. Gabbard’s appointment as Chief Financial Officer in June 2015) based on the Compensation Committee’s review of market data and recommendation from Longnecker.

On June 12, 2015, the Compensation Committee approved Mr. Gabbard's base salary of $350,000 upon his appointment as Chief Financial Officer.

Effective July 1, 2015, the Compensation Committee approved an increase in Ms. Sjostrom's base salary to $285,000 given her promotion to Chief Product Officer based on the Compensation Committee's review of market data and recommendation from Longnecker.

On May 27, 2016, the Compensation Committee approved base salaries for Messrs. Hanson and Marken of $200,000 and $220,000, respectively.

On February 28, 2017, the Compensation Committee approved increases to the base salaries of Messrs. Marken and Sanders to $250,000 and $200,000, respectively, effective January 1, 2017 based on market data sourced from Willis Towers Watson and Mr. Sander's promotion to General Counsel.

Incentive Compensation
The Company utilizes incentive compensation in the form of stock and equity awards to motivate executives and align executive and stockholder interests. Incentive amounts are set based on job position and market practices. Incentives paid in cash are subject to payroll taxes and other customary withholdings. In addition to awards under the Company’s Short-Term Incentive Plan (“STIP”) and Long-Term Incentive Plan (“LTIP”), we generally grant restricted stock awards to new executive officers.

The STIP is designed to motivate executives to achieve critical short-term goals, typically within a twelve month period, that are expected to contribute to the long-term health and value of the Company. Incentives may be paid in cash or equity as determined by the Compensation Committee. STIP awards for 2014 and 2015 were made under the 2007 Plan. The Compensation Committee adopted the Executive Short Term Incentive Plan (“ESTIP”) on September 9, 2015 to further establish terms and conditions for cash awards made under the STIP, and the Compensation Committee may make future STIP awards under the 2007 Plan and ESTIP.

The LTIP is designed to align executives’ interests with those of the Company’s stockholders. Equity awards are the primary long-term incentive instrument and may be in the form of RSA's, PSU's, Stock Options or SAR's. Equity awards may vest immediately, over time based on continuous service, or over time based on achievement of certain performance goals, as determined by the Compensation Committee, considering accounting and regulatory restrictions and the financial condition of the Company. LTIP awards are made under the 2007 Plan. Generally, equity awards are granted on the same day that the Compensation Committee approves such grant. Exercise prices are set based on the closing market price on the grant date.

From time to time the Board or Compensation Committee may recognize exemplary performance of any executive with a cash or equity award. Exemplary performance is performance that the Board or Compensation Committee determines to have required significant effort and commitment and is determined to have had a significant positive impact on the current or future performance of the organization. No such payments were made in 2016, 2015 or 2014 except as set forth below under the "Additional Executive Compensation Awards" section.

The stock portions of the 2016, 2015, and 2014 incentive awards are shown below in the Summary Compensation table under the “Stock Awards” column. The cash portions of the 2016, 2015, and 2014 incentive awards are shown below in the Summary Compensation table under the “Non-Equity Incentive Plan Compensation” column.

Future STIP Incentive Compensation under the 2007 Plan and ESTIP

On March 1, 2016, the Compensation Committee acknowledged certain proposed Performance Goals, as defined in the ESTIP, performance schedule and target amounts (the “2016 Bonus Guidelines”) but did not establish a 2016 ESTIP or grant any awards at that time. On October 16, 2016, the Compensation Committee of the Board approved short-term bonus guidelines (the "2016 CEO Bonus Guidelines") for 2016 for the Company's CEO. The 2016 CEO Bonus Guidelines set a target cash bonus of 100% of the CEO's base salary subject to adjustment based on performance goals to be approved by the Board.

The Compensation Committee has not approved any ESTIP for 2017 as of the date of this Proxy Statement. On February 28, 2017, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table.

Percentage of Base Salary
Named Executive Officer	Maximum
Ronald Hanson	50%
Greg P. Marken	50%
L. Heath Sampson	100%
Sharon M. Sjostrom	50%

LTIP Incentive Compensation
While the Compensation Committee granted LTIP awards for 2014 and 2015, the Compensation Committee did not approve any LTIP for 2016 and has not approved any LTIP for 2017 as of the date of this Proxy Statement. However, discretionary equity awards were made under the 2007 Plan as set forth below under the “Additional Executive Compensation Awards” section.
LTIP Incentive Compensation under the 2007 Plan for 2017

On February 28, 2017, the Compensation Committee approved grants of Restricted Stock Awards for shares of the Company’s Common Stock to NEOs as set forth in the table below effective March 23, 2017. The Restricted Stock Awards for Messrs. Hanson and Marken and Ms. Sjostrom will vest annually at a rate of one-third over a three-year vesting period subject to each respective officer’s Continuous Service. The Restricted Stock Awards for Mr. Sampson will vest on the third annual anniversary of the grant date subject to Mr. Sampson’s Continuous Service.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares
Ronald Hanson	50%	10,000
Greg P. Marken	50%	12,500
L. Heath Sampson	120%	60,000
Sharon M. Sjostrom	34%	10,000
Additional Executive Compensation Awards

2016 Restricted Stock Awards to CEO under the 2007 Plan

On December 11, 2015, the Compensation Committee approved the grant of a Restricted Stock Award for 72,000 shares of the Company’s Common Stock effective as of January 4, 2016 to Mr. Sampson in recognition of the importance of Mr. Sampson continuing to serve the Company as CEO.  The Restricted Stock Award will vest annually at a rate of one-third over a three year vesting period subject to Mr. Sampson’s Continuous Service (as defined in the 2007 Plan).

2016 Cash Bonus Award to CFO

On March 1, 2016, the Compensation Committee approved the grant of a discretionary cash bonus award to Mr. Gabbard in the amount of $175,000, subject to the Company filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Mr. Gabbard’s continuous service. The award was paid to Mr. Gabbard on June 3, 2016.

2016 Restricted Stock Retention Award to CPO under the 2007 Plan

On May 10, 2016, the Compensation Committee approved the grant of a Restricted Stock Award for 20,000 shares of the Company’s Common Stock to Ms. Sjostrom for retention purposes and in recognition of service to be performed for the Company. The award is subject to a one-year vesting schedule and Ms. Sjostrom’s Continuous Service.

2016 Stock Award to General Counsel and Secretary under the 2007 Plan

On May 10, 2016, the Compensation Committee approved the grant of a Stock Award for 10,000 shares of the Company’s Common Stock to Ms. Amrhein based on the recommendation of the Company’s CEO.

2016 Restricted Stock Awards to New Executive Officers under the 2007 Plan

On May 27, 2016, the Compensation Committee approved the grants of Restricted Stock Awards for 5,000 shares of the Company’s Common Stock to each of Messrs. Hanson and Marken given their appointment as Senior Vice President of Operations of ADA-ES, Inc. and Chief Accounting Officer of the Company, respectively. The Restricted Stock Awards will vest one year after grant date and subject to the respective grantee’s Continuous Service.

2016 Equity Awards to CEO under the 2007 Plan

On October 16, 2016, the Compensation Committee of the Board approved a grant of 50,000 restricted shares of the Company's Common Stock that vests 25% annually over four years based on the CEO’s Continuous Service and the following grants of Stock Options ("CEO Options") to purchase shares of the Company's Common Stock, all of which will vest, if at all, based on the achievement of certain Company performance metrics and subject to the CEO’s Continuous Service: (1) an option to purchase 92,666 shares of the Company's Common Stock at an exercise price of $8.25 per share that expires on December 31, 2018; (2) an option to purchase 92,666 shares of the Company's Common Stock at an exercise price of $9.00 per share that expires on December 31, 2019; and (3) an option to purchase 92,666 shares of the Company's Common Stock at an exercise price of $10.00 per share that expires on December 31, 2020. The CEO Options were granted under the Company's 2007 Plan and are subject to its terms and conditions.

Other Aspects of Executive Employment
In the event of a restatement of income, any overpayments of incentive pay made to executives based on such restatement of income may be reclaimed at the discretion of the Compensation Committee. As presented within the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company restated its financial statements for the year ended December 31, 2012, and quarterly information for the first three quarters of 2013. On November 17, 2015, the Board and the Compensation Committee discussed incentive compensation amounts paid in 2013 and 2014, respectively, and decided to take no action with regard to clawbacks at that time. In December 2015, the Board made a determination of cause against the Company’s former Senior Vice President, Chief Financial Officer, Treasurer and Secretary under the Retirement and Non-Competition Agreement between such former officer and the Company. As a result of the determination of cause, all cash payments to such former officer ceased and the unvested restricted stock and unvested PSU's did not vest and were forfeited pursuant to the terms of the Retirement and Non-Competition Agreement.
We maintain key person term insurance for our CEO in the amount of $5 million and for our CPO in the amount of $2 million. The policies may be assigned to the individuals upon termination of employment (other than for cause) whereupon the executive would be responsible for any premium payments. Subsequent to the termination of the Executive Vice President's employment in January 2016, the Company terminated the key person insurance in the amount of $2 million related to this role.
Executives are encouraged to own a number of shares of the Company's Common Stock equal to a value of at least one (1) times the annual base salary. Ownership is calculated considering holdings of restricted stock and PSU's, whether or not such holdings have vested, private holdings, shares held in retirement accounts and other shares attributed the executive in accordance with Section 16 of the Securities Act of 1933, as amended (the “Securities Act”). Holding of Options also will be considered in the ownership calculation by adding the value of the spread of in-the-money options to the total value of other holdings. The CEO and CPO of the Company met the executive equity ownership guidelines as of December 31, 2016, and the Compensation Committee waived the executive equity ownership guidelines for the Company's other executives on August 11, 2016, given the recent appointments of the Chief Accounting Officer and Secretary, and Senior Vice President of Operations at ADA-ES, Inc.
So long as the stock ownership guidelines are met, executives may sell unrestricted stock they have owned for a period greater than 12 months, and may exercise vested Stock Options and sell shares of the Company's Common Stock to pay for the exercise price and withholding tax, except as otherwise provided for in the underlying Stock Option agreement. It is preferred that executives own shares of the Company's Common Stock for a period greater than twelve months before selling it. The Company must be advised of any sale of Stock Options or shares of the Company's Common Stock at least 30 days in advance or the executive must be engaged in a pre-announced program sale in compliance with federal securities laws, and such sales must be made in compliance with our insider trading policy.
Pursuant to Section 16(b) of the Exchange Act, executives leaving the Company may be required to hold their stock in the Company for at least six months after leaving the Company.
The Company's Profit Sharing Retirement Plan ("401(k) Plan") is available to all eligible employees, including named executive officers. Pursuant to the 401(k) Plan, we make matching contributions to each eligible employee’s account up to 7% of the employee’s eligible compensation, and may make, at the discretion of the Board, contributions based on the profitability of the Company to those accounts. Beginning in June 2009 through the first quarter of 2014, we made our matching contributions in shares of the Company’s Common Stock. Subsequent to the first quarter of 2014, we made our matching contributions in cash. No discretionary contributions were made to the 401(k) Plan in 2014, 2015, or 2016 other than as discussed above. Investments in an employee’s account may be made in stocks, bonds, mutual funds and other investments permitted by the Plan’s administrator. Beginning in 2017, the Company elected to make Safe Harbor Nonelective Contributions to eligible employees. Pursuant to the Safe Harbor Nonelective Contributions notice, we make contributions to each eligible employee's account in an amount equal to 3% of eligible compensation, and will continue to do so unless the Plan is amended or terminated.
 Employee and Company contributions to the 401(k) Plan are 100% vested.

Summary Compensation Table
The following table presents information regarding compensation earned by or awards to our NEOs during fiscal years 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

L. Heath Sampson	2016	500,000	—	923,700	2,293,484	379,157	10,600	4,106,941
President, Chief Executive Officer and Treasurer	2015	464,780	—	530,203	2,550,000	79,158	15,104	3,639,245
	2014	105,000	—	373,567	—	—	—	478,567

A. Bradley Gabbard	2016	161,538	—	—	—	175,000	116,394	452,932
Former Chief Financial Officer	2015	194,231	—	442,782	—	—	23,959	660,972
	2014	—	—	—	—	—	—	—

Sharon M. Sjostrom	2016	291,248	—	156,400	—	106,875	10,600	565,123
Chief Product Officer	2015	259,896	50,000	169,292	—	—	15,136	494,324
	2014	235,664	—	188,644	—	56,269	15,522	496,099

Greg P. Marken	2016	193,845	61,422	215,369	—	—	10,600	481,236
Chief Accounting Officer and Secretary	2015	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—

Ronald Hanson	2016	189,471	52,500	150,450	—	—	10,156	402,577
Senior Vice President of Operations of ADA-ES, Inc.	2015	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—

Jonathan R. Lagarenne	2016	11,948	—	—	—	—	517,705	529,653
Former Executive Vice President	2015	311,501	50,000	235,270	—	—	16,836	613,607
	2014	310,648	—	286,948	—	96,424	18,200	712,220

Christine B. Amrhein	2016	159,216	—	78,200	—	97,891	155,163	490,470
Former General Counsel and Secretary	2015	260,227	50,000	131,796	—	—	18,158	460,181

(1)	Amounts in 2015 represent retention bonuses paid to certain executives. Amounts in 2016 represent staff bonuses paid to executives prior to their appointment as officers.

(2)
The amounts in this column represent the aggregate grant date fair values of PSU and RSA awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock Compensation" ("FASB ASC Topic 718"). These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. PSU awards are subject to market-based performance conditions relating to the relative placement of the Company’s total stockholder return (“TSR”) for the three-year performance period with approximately 75% of the award based on the relative performance of the Company’s TSR performance compared to the respective TSRs of a specified group of peer companies and the remaining portion of the award based on the Company’s TSR performance compared to the Russell 3000 Index. The table below presents the PSU awards granted for the fiscal years ended December 31, 2015 and 2014 based on an earned percentage of 100% (grant date fair value disclosed above) and an earned percentage of 200%, which is the highest level of performance conditions that can be achieved. The difference between the “Stock Award” amounts in the table above and the “PSU-if earned, target ($)” amounts in the table below represents the grant date fair values attributable to the RSA awards.

Name and Principal Position	Year	PSU - if earned, target ($)	PSU - if earned, maximum ($)
L. Heath Sampson	2015	293,958	587,916
	2014	122,257	244,514
A. Bradley Gabbard	2015	—	—
	2014	—	—
Sharon M. Sjostrom	2015	93,147	186,294
	2014	112,059	224,118
Greg P. Marken	2015	—	—
	2014	—	—
Ronald Hanson	2015	—	—
	2014	—	—
Jonathan R. Lagarenne	2015	130,440	260,880
	2014	170,454	340,908
Christine B. Amrhein	2015	73,071	146,142
	2014	—	—
(3) The amounts in this column represent the aggregate grant date fair values of Stock Options computed in accordance with FASB ASC Topic 718. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(4) The amount in this column for Mr. Sampson in 2015 represents the bonus earned under the STIP cash award, included as part of Mr. Sampson's compensation package upon his hiring, and as discretionary bonus upon filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the SEC. The amount in this column for Mr. Gabbard in 2015 represents a discretionary cash bonus earned on the filing of the Form 10-K related to 2015 with the SEC. The other amounts in the column represent the bonuses earned in the years 2015 and 2014 under the STIP.

(5) The All other compensation amounts earned by each NEO are made up of the amounts in the table below:

Name	Year	Matching contributions to 401(k) ($)	Severance ($)	Other ($)	Total ($)
L. Heath Sampson	2016	10,600	—	—	10,600
	2015	15,104	—	—	15,104
	2014	—	—	—	—

A. Bradley Gabbard (6)	2016	—	—	116,394	116,394
	2015	—	—	23,959	23,959
	2014	—	—	—	—

Sharon M. Sjostrom	2016	10,600	—	—	10,600
	2015	15,136	—	—	15,136
	2014	15,522	—	—	15,522

Greg Marken	2016	10,600	—	—	10,600
	2015	—	—	—	—
	2014	—	—	—	—

Ronald Hanson	2016	10,156	—	—	10,156
	2015	—	—	—	—
	2014	—	—	—	—

Jonathan R. Lagarenne (7)	2016	812	516,893	—	517,705
	2015	16,836	—	—	16,836
	2014	18,200	—	—	18,200

Christine B. Amrhein (8)	2016	10,600	144,563	—	155,163
	2015	18,158	—	—	18,158
	2014	—	—	—	—
(6) Prior to Mr. Gabbard's appointment as Chief Financial Officer in June 2015, he received compensation as Director of the Company including: 1) prorated annual retainer of $19,792 and 2) prorated committee fees of $4,167. Subsequent to Mr. Gabbard's resignation as Chief Financial Officer in June 2016, he received compensation as Director of the Company, including: 1) prorated annual retainer of $60,372; 2) prorated committee fees of $11,667; and 3) annual stock grant with a grant date fair value of $44,355.
(7) Pursuant to a severance agreement, Mr. Lagarenne was due: 1) severance of up to one year's base salary for a total amount of $310,648, 2) costs of obtaining replacement medical and dental coverage for a total amount of $25,000, and 3) $201,921 in lieu of any payments under a 2015 or 2016 STIP. The base salary and equity award amounts are subject to the terms and conditions contained within Mr. Lagarenne's severance agreement. This amount includes severance paid through December 31, 2016. Subsequent to December 31, 2016, additional amounts were paid to Mr. Lagarenne through January 2017.
(8) Pursuant to a severance agreement, Ms. Amrhein was due: 1) severance of one year's base salary for a total amount of $268,874, 2) costs of obtaining replacement medical and dental coverage for a total amount of $16,990, and 3) $90,000 in lieu of any payments under a 2016 STIP. The base salary and equity award amounts are subject to the terms and conditions contained within Ms. Amrhein's severance agreement. This amount includes severance paid through December 31, 2016. Subsequent to December 31, 2016, additional amounts will be paid to Ms. Amrhein through August 2017.

Equity Compensation Plans (Stock Incentive Plans)
Pursuant to the Agreement and Plan of Merger dated as of March 25, 2013, the Company assumed the equity incentive plans of ADA and all awards made under such plans. On August 6, 2013, the Company authorized the General Amendment of Company Plans, which amended those plans listed below to refer to the Company and the Company’s Common Stock, par value $0.001, and change the governing law from Colorado to Delaware. Any amount of shares referenced with regard to the equity incentive plans identified below reflects the 2:1 stock split of the Company’s Common Stock on March 14, 2014 as required by the plan documents.
2005 Directors’ Compensation Plan
During 2005 we adopted the 2005 Directors’ Compensation Plan (the “2005 Plan”), which authorized the issuance of shares of Common Stock and the grant of options to purchase shares of our Common Stock to non-management directors. The 2005 Plan was approved by our stockholders at the 2005 Annual Meeting. The 2005 Plan is intended to advance our interests by providing eligible non-management directors an opportunity to acquire or increase an equity interest in the Company, create an increased incentive to expend maximum effort for our growth and success and encourage such eligible individuals to continue to service the Company. The 2005 Plan provides a portion of the annual compensation to our non-management directors in the form of awards of shares of Common Stock and vesting of options to purchase shares of Common Stock for services performed for the Company. Under the 2005 Plan, the award of Common Stock is limited to 2,000 shares per individual per year, and the grant of options is limited to 10,000 per individual in total. The aggregate number of shares of Common Stock reserved for issuance under the 2005 Plan totals 180,000 shares (100,000 in the form of stock awards and 80,000 in the form of options). The exercise price is the market price on the date of grant, the shares of Common Stock underlying the option will vest at a rate of no more than 3,334 shares per annual period per individual, and any unvested shares of common stock that are outstanding at the date the individual is no longer a Director are forfeited. Shares of Common Stock may be issued and options to purchase shares of Common Stock may be granted under the 2005 Plan only to non-management directors of the Company or its subsidiaries. The 2005 Plan was administered by the Compensation Committee of the Board.

The 2005 Plan terminated 10 years after the date of its adoption, which was March 17, 2015. During 2014, two 5-year options, to purchase 10,000 shares of Common Stock each, were awarded and as of December 31, 2016, one 10,000 five-year option remains outstanding.
2007 Plan
During 2007, we adopted the 2007 Plan, which replaced the 2003 Equity Incentive Plan. The 2007 Plan was amended and restated as of August 31, 2010 to make non-material changes to assure compliance with Section 409A of the Internal Revenue Code and to increase the non-management director annual grant limit to 30,000 shares of Common Stock from 20,000 shares (the share amounts reflect the 2:1 stock split of the Company’s Common Stock on March 14, 2014). The 2007 Plan was amended pursuant to Amendment No. 1 to the plan, approved by the Board on January 25, 2011, re-approved by the Board on February 24, 2012 and approved by our stockholders on July 19, 2012, to increase the amount of authorized and issuable shares to 2,600,000 shares, and to also increase the limits of shares that may be granted to individuals and directors to 100,000 shares and 50,000 shares respectively.

The 2007 Plan was amended pursuant to Amendment No. 2, approved by our Compensation Committee on February 12, 2014, to make non-material changes to specifically allow for cash awards, such as under the Short Term Incentive Plan, and establish certain procedures for such cash awards.

Amendment No. 3 to the 2007 Plan was approved by the Compensation Committee on February 12, 2014, by the Board on February 13, 2014 and by the stockholders on June 22, 2016. Amendment No. 3 amended the 2007 Plan to add performance criteria, which is required to qualify awards under the 2007 Plan as Performance-Based Compensation under Section 162(m) of the IRC. The 2007 Plan initially authorized the issuance to employees, directors and consultants of up to 2,600,000 shares of Common Stock, subject to automatic increases pursuant to the 2007 Plan’s evergreen provision, either as restricted stock, Stock Options to purchase shares of our Common Stock or other benefits under the plan (with a maximum number of shares of 3,600,000 authorized). Under Amendment No. 3 to the 2007 Plan, the award of stock was limited to not more than 100,000 shares per individual per year with a maximum of 50,000 shares grantable in any year to non-management Directors as established in Amendment No. 1 discussed above.

Amendment No. 4 to the 2007 Plan, which was approved by the Board on June 5, 2015 and by the stockholders on June 22, 2016, increased the individual limit to 400,000 shares per individual per year (the limit for non-management directors remained at 50,000 shares). This increase effectuated the Board's decision to compensate the CEO as discussed in the Additional Executive Compensation Awards section above.

In general, all Stock Options granted under the 2007 Plan will expire 10 years from the date of grant unless otherwise specified by the Board. The exercise price for Stock Options granted under the 2007 Plan will be the market price on the date of grant, and the shares of Common Stock underlying the option, RSA's, PSU's and SAR's will vest on the passage of specified times following the date of grant, the occurrence of one of more events, the satisfaction of performance criteria or other conditions specified by the Board. The 2007 Plan is administered by the Compensation Committee. During 2016, 546,196 Stock Options and 162,000 RSA's were granted. As of December 31, 2016, 223,379 shares were reserved but not yet issued under the 2007 Plan. The 2007 Plan expired on April 27, 2017.
2010 Non-Management Compensation and Incentive Plan
During 2010, the Board adopted the 2010 Non-Management Compensation and Incentive Plan, which authorized the issuance of shares of Common Stock, restricted stock or other rights or benefits under the plan to non-management employees and consultants. The Board approved the 2010 Plan in March 2011, readopted such plan in February 2012, and our stockholders approved the plan at the 2012 Annual Meeting. The purposes of the 2010 Plan are to attract and retain the best available personnel, to provide additional incentives to non-management employees and consultants and to promote the success of the Company’s business. The number of shares authorized for issuance under the 2010 Plan is limited to 600,000.

The 2010 Plan will terminate 10 years after the date of its adoption, if not earlier terminated by the Board. It may be amended, modified or terminated at any time if and when it is advisable in the absolute discretion of the Board, although certain amendments are subject to approval of regulatory bodies and our stockholders. The Compensation Committee is the plan administrator of the 2010 Plan. During 2016, 149,785 RSA's were granted from the 2010 Plan. As of December 31, 2016, 431,839 shares of Common Stock are available for issuance under the 2010 Plan.

Grants of Plan-Based Awards
The following table presents information regarding grants of Plan-based awards to our NEO's during the fiscal year ended December 31, 2016.

	Grant Date		Estimated future payouts under equity incentive plan awards			All other options awards: number of securities of underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards
Name			Threshold (#)	Target (#)	Maximum (#)
L. Heath Sampson	1/4/2016	(1)	—	72,000	—	—	—	511,200
	10/16/2016	(2)	—	50,000	—	—	—	412,500
	10/16/2016	(3)	—	—	—	92,666	8.25	299,503
	10/16/2016	(3)	—	—	—	92,666	9.00	279,238
	10/16/2016	(3)	—	—	—	92,666	10.00	255,140
A. Bradley Gabbard			—	—	—	—	—	—
Sharon M. Sjostrom	5/10/2016	(4)	—	20,000	—	—	—	156,400
Greg P. Marken	4/20/2016	(5)	—	15,000	—	—	—	109,500
	5/11/2016	(6)	—	8,323	—	—	—	64,919
	6/12/2016	(7)	—	5,000	—	—	—	40,950
Ronald Hanson	4/20/2016	(5)	—	15,000	—	—	—	109,500
	6/12/2016	(7)	—	5,000	—	—	—	40,950
Jonathan Lagarenne			—	—	—	—	—	—
Christine B. Amrhein	5/10/2016	(8)	—	10,000	—	—	—	78,200
(1) This amount represents RSA's granted under the 2007 Plan. The RSA's have no threshold or maximum amounts. The RSA's vest one-third on January 1, 2017, one-third on January 1, 2018, and one-third on January 1, 2019. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible for dividends. Holders of RSA's have no rights as stockholders of Common Stock, except for dividends, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.
(2) This amount represents RSA's granted under the 2007 Plan. The RSA's have no threshold or maximum amounts. The RSA's vest in equal installments on October 16, 2017, October 16, 2018, October 16, 2019, and October 16, 2020. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible for dividends. Holders of RSA's have no rights as stockholders of Common Stock, except for dividends, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.
(3) This amount represents Stock Options granted under the 2007 Plan. These awards have no threshold or maximum amounts. Vesting of these awards occurs, if at all, on or after January 1, 2017 upon achievement of certain pre-established goals, in accordance with provisions of the 2007 Plan, and is subject to Mr. Sampson’s Continuous Service with the Company.
(4) This amount represents retention shares granted under the 2007 Plan. The awards vest in full on May 10, 2017.
(5) These amounts represent retention shares granted under the 2010 plan, prior to Messrs. Marken and Hanson becoming executive officers of the Company. The awards vested in full on April 14, 2017.
(6) This amount represents RSA's granted under the 2010 Plan prior to Mr. Marken's promotion to Chief Accounting Officer. The awards vest one-third upon grant, one-third on January 12, 2017, and one-third on January 12, 2018.
(7) These amounts represent RSA's granted under the 2007 Plan in recognition of Messrs. Marken's and Hanson's promotions to Chief Accounting Officer and Senior Vice President of Operations, respectively. The awards will vest in full on June 12, 2017.
(8) This amount represents RSA's granted under the 2007 Plan. The awards fully vested on May 10, 2016.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding RSA and PSU equity awards, adjusted for the 2:1 stock split of the Company’s Common Stock on March 14, 2014, held by our NEO's as of December 31, 2016:

	Stock awards
Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($) (1)	Equity incentive plan awards: number of unearned units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned units that have not vested ($) (1)
L. Heath Sampson	1,489	(2)	13,758	4,466	(11)	41,266
	9,722	(3)	89,831	14,583	(12)	134,747
	72,000	(4)	665,280	—		—
	50,000	(5)	462,000	—		—
A. Bradley Gabbard	3,106	(6)	28,699	—		—
Sharon M. Sjostrom	963	(2)	8,898	2,890	(11)	26,704
	3,216	(3)	29,716	4,823	(12)	44,565
	20,000	(7)	184,800	—		—
Greg P. Marken	15,000	(8)	138,600	—		—
	5,547	(9)	51,254	—		—
	5,000	(10)	46,200	—		—
Ronald Hanson	111	(2)	1,026	—		—
	15,000	(8)	138,600	—		—
	5,000	(10)	46,200	—		—
Jonathan R. Lagarenne	—		—	4,396	(13)	40,619
	—		—	6,471	(13)	59,792
Christine B. Amrhein	—		—	2,390	(14)	22,084
	—		—	3,625	(14)	33,495
(1) The market value of RSA's and PSU's that have not vested is calculated using the closing price of $9.24 of our Common Stock on December 31, 2016. The market value of PSU's is calculated based upon an attainment level of the target amount.
(2) These RSA's vested one-third on January 2, 2015, one-third on January 2, 2016, and one-third on January 2, 2017.
(3) These RSA's vested one-third on January 2, 2016, and one-third on January 2, 2017, and the remaining one-third will vest on January 2, 2018.
(4) These RSA's vested one-third on January 2, 2017, and the remaining will vest one-third on January 2, 2018 and one-third on January 2, 2019.
(5) These RSA's will vest one-fourth on October 16, 2017, one-fourth on October 16, 2018, one-fourth on October 16, 2019, and one-fourth on October 16, 2020.
(6) These RSA's vested one-half on February 28, 2017 and the remaining will vest on May 31, 2017.

(7) These RSA's will vest in full on May 10, 2017.
(8) These RSA's vested in full on April 14, 2017.
(9) These RSA's vested one-third on May 11, 2016 and one-third on January 12, 2017, and the remaining will vest on January 12, 2018.
(10) These RSA's will vest in full on June 12, 2017.
(11) These PSU's vested on January 2, 2017. The PSU's were subject to a three-year performance period ending December 31, 2016. The award is reported at an earned percentage of 100%.
(12) These PSU's vest on January 2, 2018. The PSU's are subject to a three-year performance period ending December 31, 2017. The award is reported at an earned percentage of 100%.
(13) Pursuant to Mr. Lagarenne's severance agreement described below, these PSU's were modified on January 15, 2016. The performance period ended December 31, 2016 and vested on January 8, 2017. The award is reported at an earned percentage of 100%.
(14) Pursuant to Ms. Amrhein's severance agreement described below, these PSU's were modified on August 1, 2016. The performance period ended December 31, 2016 and vested on January 2, 2017. The award is reported at an earned percentage of 100%.
The following tables provide information regarding outstanding option awards, adjusted for the 2:1 stock split of the Company’s Common Stock on March 14, 2014, held by our named executive officers as of the fiscal year ended December 31, 2016:

		Option awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
L. Heath Sampson	6/5/15	200,000	100,000	13.87	6/5/2020
	10/16/16	—	92,666	8.25	12/31/2018
	10/16/16	—	92,666	9.00	12/31/2019
	10/16/16	—	92,666	10.00	12/31/2020
A. Bradley Gabbard	10/29/2012	10,000	—	9.77	10/29/2017
Sharon M. Sjostrom		—	—	—	—
Greg P. Marken		—	—	—	—
Ronald Hanson		—	—	—	—
Jonathan R. Lagarenne		—	—	—	—
Christine B. Amrhein		—	—	—	—

Option Exercises and Stock Vested for Fiscal Year End
The following table provides information regarding options exercised and stock vested, adjusted for the 2:1 stock split of the Company’s Common Stock on March 14, 2014, on an aggregate basis by our named executive officers as of December 31, 2016:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (1)
L. Heath Sampson (2)	—	—	6,349	44,887
A. Bradley Gabbard (3)	—	—	34,244	228,022
Sharon M. Sjostrom (4)	—	—	7,385	46,332
Greg Marken (5)	—	—	2,776	22,236
Ronald Hanson (6)	—	—	534	3,513
Jonathan R. Lagarenne (7)	—	—	24,728	148,241
Christine Amrhein (8)	—	—	20,054	144,253

(1) For the period between January 1, 2016 and July 6, 2016, the value realized on vesting and settlement of the RSA's and PSU's is computed by multiplying the number of shares of Common Stock issued upon the vesting and settlement of RSA's or settlement of PSU's by the per share average market price of the underlying shares on the date of settlement, or, if the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the settlement date. For the period between July 7, 2016 and December 31, 2016, the value realized on vesting and settlement of the RSA's and PSU's is computed by multiplying the number of shares of Common Stock issued upon the vesting and settlement of RSA's or settlement of PSU's by the per share closing market price of the underlying shares on the date of settlement, or, if the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the settlement date.
(2) The per share average market price utilized for the computation of the stock awards was $7.07 on January 2, 2016 for the vesting and settlement of the second tranche of the 2014 RSA awards.
(3) The per share average market price utilized for the computation of the stock awards was $6.50 on April 19, 2016 for the vesting and settlement of award issued in 2015; $7.48 on August 31, 2016 for the vesting and settlement of the first tranche of the 2016-2017 Board of Director stock compensation; and $9.02 on November 30, 2016 for the vesting and settlement of the second tranche of the 2016-2017 Board of Director stock compensation.
(4) The per share average market price utilized for the computation of the stock awards was $7.07 on January 2, 2016 for the vesting and settlement of the third vesting tranche of the 2013 RSA awards and the second vesting tranche of the 2014 RSA awards; and $5.25 on March 1, 2016 for the vesting and settlement of the 2013 PSU awards.
(5) The per share average market price utilized for the computation of the stock awards was $8.01 on May 11, 2016 for the vesting and settlement of RSA awards that were issued prior to Mr. Marken's appointment as Chief Accounting Officer.
(6) The per share average market price utilized for the computation of the stock awards was $7.07 on January 2, 2016 and $6.45 on April 4, 2016 for the vesting and settlement of RSA awards that were issued prior to Mr. Hanson's appointment as Senior Vice President of Operations.
(7) The per share average market price utilized for the computation of the stock awards was $7.07 on January 2, 2016 for the vesting and settlement of the third vesting tranche of the 2013 RSA awards and the second vesting tranche of the 2014 RSA awards; $5.79 on January 16, 2016 for the remaining RSA shares outstanding in accordance with Mr. Lagarenne's severance agreement with the Company; and $5.25 on March 1, 2016 for the vesting and settlement of the 2013 PSU awards.
(8) The per share closing market price utilized for the computation of the stock awards was $7.07 on January 2, 2016 for the vesting and settlement of the third vesting tranche of the 2013 RSA awards and the second vesting tranche of the 2014 RSA awards; $5.25 on March 1, 2016 for the vesting and settlement of the 2013 PSU awards; $7.74 on May 10, 2016 for the RSA granted and vested on May 10, 2016; $6.70 on July 18, 2016 for the fifth vesting tranches of the new hire award granted in 2011; and $7.34 on August 8, 2016 for the remaining RSA shares outstanding in accordance with Ms. Amrhein's severance agreement with the Company.
Pension Benefits
No retirement payments or benefits were paid to any NEO of the Company in the fiscal years ended December 31, 2016, 2015 and 2014 except those matching contributions paid under the 401(k) Plan, which is a tax-qualified defined contribution plan.
Nonqualified Deferred Compensation
Although the 2007 Plan allows for deferrals of payment, the Company does not currently have any nonqualified deferred compensation plans that apply to the NEOs nor are any such plans contemplated at this time.
Other Compensation
None.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Potential Payments upon Termination or Change-in-Control
Amounts in this table assume the Company elects a one-year compliance period for the Restrictive Covenants as described below, except in the case of termination due to death or permanent disability, if a Change-in-Control event or termination of employment that triggers severance payments occurred on December 31, 2016.

Name	Cash Severance Payments ($)	Cash Bonus Payments ($) (a)	Vesting of Equity Awards ($) (a)	All Other Compensation ($)	Total ($)
L. Heath Sampson	500,000	—	944,882	23,994	1,468,876
A. Bradley Gabbard	—	—	—	—	—
Sharon M. Sjostrom	293,550	—	294,683	16,964	605,197
Greg Marken	137,500	—	236,054	23,994	397,548
Ronald Hanson	125,000	—	185,826	—	310,826
Jonathan R. Lagarenne (b)	310,648	201,921	—	25,000	537,569
Christine B. Amrhein (c)	268,874	90,000	—	16,990	375,864
(a) In the event of a termination due to death or permanent disability, only cash bonus payments and vesting of equity awards are paid. As of December 31, 2016, no STIP for 2016 had been approved by the Compensation Committee.
(b) Severance to Mr. Lagarenne was triggered on January 8, 2016. Amounts in the table above for Mr. Lagarenne are based on the amounts actually earned pursuant to Mr. Lagarenne's Severance Agreement, described below, including amounts paid in 2016 and 2017.
(c) Severance to Ms. Amrhein was triggered on August 1, 2016. Amounts used in the above table are based on the amounts actually earned pursuant to Ms. Amrhein's Agreement, described below, including amounts paid in 2016 and 2017 and estimated amounts yet to be paid.

Employment Agreements
We have executed employment agreements with all of our named executive officers. Each of the employment agreements generally contain provisions related to the position, duties, authority, obligations, compensation and benefits of the respective executive officer, including the obligation of the executive officer to devote full time to the fulfillment of his/her obligations. Under each of the employment agreements, each of our executive officers is subject to customary provisions relating to inventions and confidential subject matter developed by such executive officer, including provisions that relate to the assignment of such inventions and confidential subject matter to the Company and that copyright works are “work for hire.” Certain restrictive obligations related to confidential subject matter will survive the termination of an executive officer’s employment with the Company.

In 2014, we amended the employment agreements of our existing executive officers at the time, including, among others, Mses. Sjostrom and Amrhein and Mr. Lagarenne (each, a “2014 Amendment”). The amendments to the employment agreements clarify each of the parties’ obligations in the event of death, disability or termination of employment. The amendments also contain certain covenants addressing non-competition, non-solicitation and non-divergence. Similarly, our executive officers hired after 2014 have executed a rider (a “Rider”) to their employment agreements that contain provisions and covenants similar to those contained in the 2014 Amendments.

Pursuant to the terms of the employment agreements, as amended, upon termination of employment we must pay the terminated executive his or her base salary and other accrued benefits through the termination date. We must also pay additional amounts depending upon whether the termination was for or without “Cause” or “Good Reason,” or whether the termination was for or without Cause or Good Reason following a “Change in Control.”

If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason, we must pay the executive 12 months (7.5 months in the case of Messrs. Hanson, Marken and Sanders) base salary. Additionally, for those executives who executed a 2014 Amendment we must also pay a pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year (2x if we elect to exercise our option to enforce a 24 month non-compete) as well as pay in stock the value of certain unvested equity awards.

If we terminate the executive’s employment without Cause or if the executive resigns for Good Reason within 12 months following a Change in Control, we must pay 12 months (7.5 months in the case of Messrs. Hanson, Marken and Sanders) base salary (2x in the case of those executives who executed a 2014 Amendment) and the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year (2x in the case of those executives who executed a 2014 Amendment) as well as pay in stock the value of certain unvested equity awards.

For those executives who executed a 2014 Amendment, if the executive resigns for a reason other than Good Reason within the period of time which is 3 months prior through 6 months following a Change in Control, and we elect to exercise our option to enforce either a 12 or 24 month non-compete, we must pay the applicable 12 or 24 months base salary and the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year (2x if we elect to exercise our option to enforce a 24 month non-compete) as well as pay in stock the value of certain unvested equity awards.

For purposes of the 2014 Amendments, “Cause” means one or more of the following, where such conduct has had or is reasonably likely to have a material detrimental effect on the Company or a related person: (i) dishonesty, willful misconduct, or material breach of the Company’s Code of Conduct; (ii) felony conviction of a crime involving dishonestly, breach of trust or physical harm to any person; or (iii) a breach of any fiduciary duty.

For purposes of the Riders, “Cause” means (i) the failure by executive to substantially perform the essential functions of executive’s duties or obligations in a satisfactory manner or material breach of any written agreement with us or an affiliate; (ii) dishonesty, willful misconduct, or material breach of our Code of Conduct or knowing violation of any federal or state securities or tax laws, or any misconduct that is, or is reasonably likely to be, materially injurious to us or an affiliate; (iii) conviction of or plea of guilty or no contest to a crime involving dishonesty, breach of trust or physical harm to any person; or (iv) a breach of any fiduciary duty and such conduct has had or is reasonably likely to have a material detrimental effect on us or a related person.

For purposes of all of the employment agreements of our executive officers, “Good Reason” means a material (and permanent in the case of the Riders) reduction in the executive’s compensation, a material diminution in authority, duties or responsibilities, or a relocation of more than 50 miles, subject to our right to cure. A “Change in Control” means a change in our ownership or control effected by a direct or indirect acquisition of more than 50% of our total combined voting power, replacement of our directors by directors whose appointment or election is not endorsed by our directors serving immediately prior to such replacement, or a change in the ownership of a substantial portion of our assets.

Departure of Mr. Lagarenne in 2016

Mr. Lagarenne’s employment with the Company was terminated on January 8, 2016. The Waiver and Release Agreement entered into between the Company and Mr. Lagarenne (“Lagarenne Agreement”) was effective on January 15, 2016. Mr. Lagarenne was paid the severance compensation he was entitled to under his employment agreement in exchange for, among other things, agreeing to certain non-competition arrangements and other restrictive covenants over the 12 months following his termination. By entering into the Lagarenne Agreement, Mr. Lagarenne received additional consideration from what he was otherwise entitled to under the 2014 Amendment in exchange for a general release of claims against the Company, other customary terms and delayed vesting of, and receipt of Common Stock underlying, his PSU’s.

Pursuant to Mr. Lagarenne's employment agreement and the Lagarenne Agreement, the Company paid the following to Mr. Lagarenne in bi-weekly installments over one year beginning January 29, 2016: (1) 12 months base salary of $310,648; (2) $201,921 in lieu of the 2015 ESTIP; and (3) $25,000 to obtain replacement medical, dental and vision coverage for 12 months. In addition, Mr. Lagarenne received his salary and other compensation through January 8, 2016, which was in excess of the days of compensation provided by the notice period in the 2014 Amendment that the Company was required to provide.

All of Mr. Lagarenne’s unvested restricted stock awards vested on January 15, 2016. Additionally, Mr. Lagarenne’s PSU's were amended to provide that: (1) the performance period of all PSU's would conclude on December 31, 2016 and (2) the PSU's would vest on January 8, 2017 and would be issued shortly thereafter subject to Mr. Lagarenne’s compliance with certain restrictive covenants until such date. The Company issued 5,383 shares to Mr. Lagarenne under the PSU’s on February 28, 2017.

Departure of Ms. Amrhein in 2016

Ms. Amrhein’s employment with the Company was terminated on August 1, 2016. The Waiver and Release Agreement entered into between the Company and Ms. Amrhein (“Amrhein Agreement”) was effective on August 9, 2016. Ms. Amrhein was and will continue to be paid the severance compensation she is entitled to under her employment agreement in exchange for, among other things, agreeing to certain non-competition and other restrictive covenants over the 12 months following her termination. By entering into the Amrhein Agreement, Ms. Amrhein has and will continue to receive additional consideration from what she was otherwise entitled to under her employment agreement in exchange for a general release of claims against the Company, other customary terms and delayed vesting of, and receipt of Common Stock underlying, her PSU’s.

Pursuant to her employment agreement and the Amrhein Agreement, the Company has paid and will continue to pay the following to Ms. Amrhein in bi-weekly installments over one year beginning August 12, 2016: (1) 12 months base salary of

$268,874; (2) $90,000 in lieu of a 2016 STIP; and (3) $16,900 to obtain replacement medical, dental and vision coverage for 12 months.

All of Ms. Amrhein’s unvested restricted stock awards vested on August 9, 2016. Additionally, Ms. Amrhein’s PSU's were amended to provide that: (1) the performance period of all PSU's would conclude on December 31, 2016 and (2) the PSU's would vest on January 2, 2017 and would be issued shortly thereafter subject to Ms. Amrhein’s compliance with certain restrictive covenants until such date. The Company issued 2,975 shares to Ms. Amrhein under the PSU’s on February 28, 2017.

DIRECTOR COMPENSATION
Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Nominating and Governance Committee has not delegated authority to any other person to determine director compensation. Our management has made recommendations to the Nominating and Governance Committee regarding their views as to the appropriate amount and form of compensation (i.e. cash or stock) and tax and accounting ramifications of awards. In addition, the executive officers who serve on our Board vote on the recommendations for director compensation made by the Nominating and Governance Committee to the Board.
The Nominating and Governance Committee periodically reviews industry data from the National Association of Corporate Directors Director Compensation Report and Survey Data and evaluates industry averages, personal liability risks and other factors relating to director compensation. On May 20, 2015, the Nominating and Governance Committee authorized the director compensation arrangement described below, which sets forth certain terms and conditions for director compensation but did not at that time increase the amount of compensation previously set in November 2013. On May 10, 2016, based on the Nominating and Governance Committee’s recommendation after reviewing market data for director compensation from the Economic Research Institute, Steven Hall & Partners and the National Association of Corporate Directors, the Board approved increases to the amounts of compensation under the director compensation arrangement.

Compensation Component	January 1, 2016 - May 31, 2016*	June 1, 2016 - December 31, 2016*
Annual Retainer	$97,850, with at least 51.5% paid in Company stock	$147,850, with at least 30% paid in Company stock
Chairman of the Board Retainer	$12,500	$32,500
Chairman of the Audit Committee Retainer	$12,500	$20,000
Chairman of the Compensation Committee Retainer	$7,500	$12,500
Chairman of the Nominating and Governance Committee Retainer	$7,500	$10,000
Compensation Committee Member Service Retainer	$5,000	$10,000
Audit Committee Member Service Retainer	$5,000	$7,500
Nominating and Governance Member Service Retainer	$5,000	$5,000
Other Committee Member Service Retainer (non-management Company directors)	$1,500	$1,500
Board of Managers of Tinuum Group, LLC Service Retainer (non-management Company directors)	None.	$20,000

*Amounts shown are on an annual basis. Unless specified otherwise, all amounts are payable in cash.

On May 10, 2016, the Board approved, upon the Nominating and Governance Committee’s recommendation, a discretionary cash bonus to Ms. Kim B. Clarke, a former director, for her exemplary service as Chair of the Compensation Committee in the amount of $50,000 and a discretionary cash bonus to Mr. Simonton for his exemplary service as Chair of the Audit Committee in the amount of $100,000. Ms. Clarke’s and Mr. Simonton’s bonuses were subject to certain terms and were earned and paid on May 20, 2016.

The following table provides information regarding director compensation for the fiscal year ended December 31, 2016:

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Option awards ($)	All other compensation	Total ($)
Kim B. Clarke (4)	24,985	—	—	50,000	74,985
A. Bradley Gabbard	72,039	44,355	—	—	116,394
Derek C. Johnson	80,400	73,925	—	—	154,325
Paul A. Lang (5)	78,495	75,404	—	—	153,899
Gilbert Li	69,122	44,355	—	—	113,477
W. Philip Marcum (6)	31,235	—	156,467	—	187,702
R. Carter Pate	72,039	44,355	—	—	116,394
Christopher S. Shackelton (7)	22,902	—	—	—	22,902
J. Taylor Simonton	107,274	44,355	—	100,000	251,629
L. Spencer Wells	112,857	44,355	—	—	157,212
(1) The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer	Annual Committee Retainer	Total ($)
Kim B. Clarke (4)	19,777	3,125	2,083	24,985
A. Bradley Gabbard	60,372	—	11,667	72,039
Derek C. Johnson	62,900	7,500	10,000	80,400
Paul A. Lang (5)	62,037	—	16,458	78,495
Gilbert Li	60,372	—	8,750	69,122
W. Philip Marcum (6)	19,777	5,208	6,250	31,235
R. Carter Pate	60,372	7,292	4,375	72,039
Christopher S. Shackelton (7)	19,777	3,125	—	22,902
J. Taylor Simonton	80,149	16,875	10,250	107,274
L. Spencer Wells	80,149	18,958	13,750	112,857

(2) The grant date fair value of each share of our Common Stock granted to non-employee directors over their past year of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the mean between the high bid and low asked prices on the date of determination. There were no forfeitures by directors during fiscal 2016.

Grantee	Shares	Value	Determination Date
Gabbard, Johnson, Lang, Li, Pate, Simonton and Wells	51,973	$371,104	7/1/2016
(3) As of December 31, 2016, our non-employee directors held the following number of shares of unvested restricted stock, which were granted in 2016: Mr. Wells—3,106, Mr. Johnson—5,177, Mr. Lang —5,280, Mr. Li—3,106, Mr. Pate—3,106, Mr. Gabbard—3,106, and Mr. Simonton - 3,106
(4) The 10,000 options that were granted to Ms. Clarke in February 2013, which were fully vested, expired during the year as Ms. Clarke did not stand for reelection for the 2016-2017 Board year and she did not exercise within the Post-Termination Exercise Period, as defined in the 2005 Plan.
(5) Cash fees and shares issued for services from Mr. Lang are paid or issued to Arch Coal, Inc.
(6) Per Mr. Marcum's Service Agreement, he was issued 24,448 Stock Options on April 13, 2016 that vested immediately.
(7) Cash fees and shares issued for services from Mr. Shackelton were paid or issued to Coliseum Capital Partners, LP. Mr. Shackelton did not stand for reelection for the 2016-2017 Board year. As such, of the 10,000 options that were granted to Mr. Shackelton in August 2014, 6,666 options that were unvested were canceled in June 2016. The remaining options were vested, however these options expired during the current year as Mr. Shackelton did not exercise within the Post-Termination Exercise Period, as defined in the 2007 Plan.

All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Lang, Li, Pate, and Simonton, as well as former directors Kim Clarke and W. Phillip Marcum, served as members of the Company’s Compensation Committee during all or a portion of the fiscal year ended December 31, 2016. Current members are Messrs. Lang, Li, Pate, and Simonton. No current member of the Compensation Committee is or was an officer of the Company or any of its subsidiaries or had a relationship requiring disclosure under Item 404 of Regulation S-K. Additionally, no relationships requiring disclosure under Item 407(e)(iii) of Regulation S-K exists or existed during the fiscal year ended December 31, 2016.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s role and functions are described under the "Corporate Governance" section of this Proxy Statement.

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the years ended December 31, 2014, 2015 and 2016 with the Company’s management; (ii) discussed with the Company’s current independent registered public accounting firm, Hein & Associates LLP (“Hein”), the matters required to be discussed by PCAOB standards regarding communication with audit committees, including the overall scope and plans for their audits; and (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent accountants such independent accountants’ independence.

As more fully discussed under the "Independent Registered Public Accounting Firm" section of this Proxy Statement, the Audit Committee, after an extensive competitive proposal process, approved the engagement of Hein, effective as of June 12, 2015, to serve as its new independent registered public accounting firm to audit the Company’s financial statements for the years ended December 31, 2013, 2014 and 2015 and to re-audit the Company’s financial statements for the year ended December 31, 2012. On April 13, 2016, the Audit Committee approved the engagement of Hein to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2016. On April 14, 2017, the Audit Committee approved the engagement of Hein to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2017. This appointment for 2017 was based on the Audit Committee’s and management’s completion of a written evaluation of Hein’s performance which included, among other criteria, quality of services provided; sufficiency of the firm’s resources; communications and interaction; and independence, objectivity and professional skepticism.

The Audit Committee held 16 meetings in 2016. The Audit Committee’s meetings included discussions regarding completion of investigations and the Company’s implemented and remediation efforts of the Company's previously identified material weaknesses in internal controls over financial reporting as more fully discussed under the Remediation of Material Weaknesses section in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K").

Based on the review and discussions with management, and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the fiscal years ended December 31, 2014, 2015 and 2016 be included in the 2016 Form 10-K.
Respectfully submitted,

The Audit Committee:	J. Taylor Simonton, Chairperson
Derek C. Johnson
Paul A. Lang
R. Carter Pate

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the fees of Hein & Associates LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2016 and 2015.

(in thousands)	2016	2015
Audit fees (1)	$524	$350
Audit-related fees (2)	30	35
Tax fees (3)	—	—
All other fees (4)	—	—
	$554	$385

(1)
This category includes fees related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
This category consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees include fees related to audits of employee benefit plans.

(3)
This category consists of fees for tax compliance, tax advice and tax planning services. We did not pay our independent registered public accounting firm tax fees for services during the years ended December 31, 2015 and 2016.

(4) This category consists of fees for services that are not included in the above categories. We did not pay our independent registered public accounting firm any other fees for services during the years ended December 31, 2015 and 2016.
AUDIT COMMITTEE APPROVAL OF SERVICES

The Audit Committee pre-approves all audit or non-audit services performed by our independent accountant in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (Audit Fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (Audit-Related Fees) for each 12 month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits the Company from obtaining certain non-audit services from its independent registered public accounting firm. The Audit Committee has delegated authority to approve permissible services to its Chairman. The Chairman reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chairman pre-approved 100% of the services provided by the independent accountants in 2016. None of the services of the independent registered public accounting firms in 2016 were of the type specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

2016 ANNUAL REPORT

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC on March 13, 2017. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the 2016 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2016 Form 10-K. Exhibits to the 2016 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the address specified above.
OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
We anticipate that the next Annual Meeting of Stockholders for the Company will be held in June 2018.
Any stockholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Stockholders must do so in writing and it must be received at our principal executive offices on or before December 28, 2017. If a stockholder intends to submit a proposal at the meeting that is not included in our Proxy Statement, and the stockholder fails to notify us prior to March 15, 2018 of such proposal, then to the extent permitted by law, the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement. The proponent must own 1% or more of the outstanding shares or $2,000 in market value of our Common Stock and must have continuously owned such shares for one year and intend to continue to hold such shares through the date of the Annual Meeting in order to present a stockholder proposal to us. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in ADES and whether it is acting in concert with other stockholders or interested parties. See Section 2.03 of the Company's Bylaws.
WHERE YOU CAN
FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC’s web site located at http://www.sec.gov, and certain filings are available on ADES’ web site at www.advancedemissionssolutions.com.
Documents Incorporated by Reference
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below, including the exhibits that these documents specifically incorporate by reference, that we have previously filed with the SEC. These documents contain important information about ADES and its financial performance.
ADES’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 13, 2017 (File No. 001-37822);

ADES’ Current Reports on Form 8-K filed with the SEC on January 10, February 16, and March 6, 2017 (excluding information furnished under Items 2.02, 7.01, and 9.01) (File No. 001-37822);
ADES’ Second Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 9, 2013 (File No. 000-54992); and
ADES’ Bylaws, filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 9, 2013 (File No. 000-54992); Amendment No. 1 to the Bylaws, filed as Exhibit 3.1 to our Current

Report on Form 8-K filed on July 29, 2014 (File No. 000-54992); and Amendment No. 2 to the Bylaws, filed as Exhibit 3.1 to our Current Report on Form 8-K filed on January 10, 2017 (File No. 001-37822).
Documents Available Without Charge from Us
You can obtain any document incorporated by reference, excluding all exhibits that have not been specifically incorporated by reference, from us or the SEC. Documents incorporated by reference are available from us without charge.
Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:
Advanced Emissions Solutions, Inc.
Attn: Corporate Secretary
640 Plaza Drive, Suite 270
Highlands Ranch, Colorado 80129
Telephone: 888-822-8617
If you would like to request documents from us, please do so by June 9, 2017 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained or incorporated by reference in this Proxy Statement and the registration statement of which this Proxy Statement is a part to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement or in the incorporated documents.
This Proxy Statement is dated April 27, 2017. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date, and the mailing of this Proxy Statement to stockholders shall not imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Greg P. Marken
Greg P. Marken
Chief Accounting Officer and Secretary

Dated: April 27, 2017

APPENDIX A

ADVANCED EMISSIONS SOLUTIONS, INC.
2017 OMNIBUS INCENTIVE PLAN

1.	ESTABLISHMENT, OBJECTIVES AND DURATION.

(a)Establishment of the Plan. Advanced Emissions Solutions, Inc. (the “Company”), hereby establishes an incentive compensation plan to be known as the “Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan” (the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and Cash-Based Awards. The Plan is effective as of April 26, 2017 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company. Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is an integral part of the Plan.
(b)Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

(c)Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	ADMINISTRATION OF THE PLAN.

(a)The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two (2) or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the Nasdaq Marketplace Rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
(b)Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:
(i)select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;
(ii)determine whether and to what extent Awards are granted hereunder;
(iii)determine the size and types of Awards granted hereunder;
(iv)approve forms of Award Agreement for use under the Plan;
(v)determine the terms and conditions of any Award granted hereunder;
(vi)establish performance goals for any Performance Period and determine whether such goals were satisfied;
(vii)amend the terms of any outstanding Award granted under the Plan, provided that, except as otherwise provided in Section 19, no such amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company, and provided further, that any amendment that would adversely affect the Participant’s rights under an outstanding vested Award shall not be made without the Participant’s written consent;
(viii)construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and
(ix)take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

As permitted by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act, pursuant to such conditions and limitations as the Committee may establish.

(c)Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

3.	SHARES SUBJECT TO THE PLAN; EFFECT OF GRANTS; INDIVIDUAL LIMITS.

(a)Number of Shares Available for Grants. Subject to adjustment as provided in Section 19 hereof, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,000,000. The Shares to be issued pursuant to the Awards may be authorized but unissued Shares or treasury Shares.

(b)Individual Limits. Subject to adjustment as provided in Section 19 hereof, the following rules shall apply with respect to Awards, excluding Awards to Directors:

(i)Options and SARs: The maximum number of Shares to which Options and SARs may be granted in any fiscal year to any one Participant shall be 400,000 Shares; provide however, that this maximum number may be increased by 100,000 Shares for Awards granted to Employees in connection with their commencement of employment. If the Options are Incentive Stock Options, the maximum aggregate number of Shares that may be granted with respect thereto in any fiscal year shall be 400,000 Shares and the total number of Incentive Stock Options that may be granted under this Plan shall not exceed the maximum number of Shares available for Awards under Section 3(a) above.

(ii)Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units, Performance Shares and Other Stock-Based Awards may be granted in any fiscal year to any one Participant shall be 400,000 Shares.

(iii)Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(iv)Cash-Based Awards. The maximum aggregate compensation that can be paid pursuant to a Cash-Based Award in any one fiscal year to any one Participant shall be $1,000,000.

(c)Limits on Awards to Directors. Subject to adjustment as provided in Section 19 hereof, and notwithstanding the individual limits set forth in Section 3(b) above, no Director may be granted Awards any fiscal year exceeding 50,000 Shares (the “Director Award Limitation”). As clarification, Awards granted to Directors shall only be subject to the Director Award Limitation and not to the limitations described in Section 3(b) above.

(d)Availability of Shares. To the extent that an Award under the Plan or an award under the Prior Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer Shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the Shares retained or returned to the Company will again be counted for purposes of determining the maximum number of Shares available for award under the Plan under Section 3(a). For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of tax withholding obligations, shall not be included in or added to the number of Shares available for issuance under the Plan.

4.	ELIGIBILITY AND PARTICIPATION.
(a)Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

(b)Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5.	TYPES OF AWARDS.

(a)Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and Cash-Based Awards.

(b)Designation of Award. Each Award shall be designated in the Award Agreement.

6.	OPTIONS.

(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Notwithstanding the preceding sentence, Incentive Stock Options may be granted only to eligible Employees.

(b)Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.

(c)Exercise Price. Except for Options adjusted pursuant to Section 19 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

(i)However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.
(ii)In addition, the aggregate Fair Market Value, as of the date of grant, of the Shares with respect to which an Incentive Stock Option first becomes exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries shall be aggregated. To the extent any Incentive Stock Option would exceed this $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(d)Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e)Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(f)Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee, including a cashless exercise, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.

(g)Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h)Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

7.	STOCK APPRECIATION RIGHTS.

(a)Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

(c)Grant Price. The grant price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that this limitation shall not apply to Awards that are adjusted pursuant to Section 19 herein.

(d)Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(e)Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

(f)Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
(ii)the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
(g)Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

8.	RESTRICTED STOCK.

(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c)Period of Restriction and Other Restrictions. Except as otherwise provided in a Participant’s Award Agreement (with respect to a termination of employment or otherwise) or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock shall have a minimum Period of Restriction of one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(d)Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate or book entry on the Company’s records evidencing the Shares. The Committee may provide that settlement of Restricted Stock shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A of the Code.

(e)Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

(f)Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, regular cash Dividends paid with respect to the Shares of Restricted Stock will be subject to the same restrictions on transferability and vesting as the Restricted Stock with respect to which they were paid, and such Dividends will be paid within 30 days following the full vesting of the Shares of Restricted Stock with respect to which such distributions were made.

(g)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9.	RESTRICTED STOCK UNITS.

(a)Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 19 herein.

(d)Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units shall have a minimum Period of Restriction of one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.

(e)Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A of the Code.

(f)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

10.	PERFORMANCE SHARES.

(a)Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee shall determine; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case shall a Performance Period be for a period of less than one (1) year.

(c)Value of Performance Shares. The initial value of a Performance Share shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 19 herein.

(d)Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A of the Code.

(e)Voting Rights. A Participant shall have no voting rights with respect to any Performance Shares granted hereunder.

(f)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Shares following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.

11.	PERFORMANCE UNITS.

(a)Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), the performance goals and such other provisions as the Committee shall determine; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, in no case shall a Performance Period be for a period of less than one (1) year.

(c)Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

(d)Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A of the Code.

(e)Voting Rights. A Participant shall have no voting rights with respect to any Performance Units granted hereunder.

(f)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

12.	OTHER STOCK-BASED AWARDS.

(a)Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b)Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, Awards granted pursuant to this Section 12 shall have a minimum Period of Restriction of one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). Notwithstanding the above, an Award of payment Shares in lieu of cash under other Company incentive or bonus programs shall not be subject to the minimum Period of Restriction limitations described above.

(c)Payment of Other Stock-Based Awards. Subject to Section 12(b) hereof, payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A of the Code.

(d)Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

13.	CASH-BASED AWARDS.

(a)Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. All Cash-Based Awards are intended to qualify for the Performance Based Exception.

(b)Award Agreement. Each grant of a Cash-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions, restrictions and contingencies, if any, as the Committee shall determine and as set forth in the Award Agreement. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash-Based Award shall be based upon the achievement of single or multiple Performance Measures over a Performance Period established by the Committee.

(c)Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Cash-Based Awards shall be made in cash at a specified payment date that shall not be earlier than the last day of the Performance Period. The Committee may provide that the payment of Cash-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant, in compliance with Applicable Laws, including Section 409A of the Code.

(d)Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting a Cash-Based Award following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment.

14.	DIVIDEND EQUIVALENT
At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion and as set forth in the Award Agreement, subject in each case to such terms and conditions as the Committee shall establish.

15.	PERFORMANCE-BASED EXCEPTION
The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 15 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measures (the “Performance Measures”):
(i)Net income;
(ii)economic value added (earnings less a capital charge);
(iii)EBITDA (earnings before interest, taxes, depreciation and amortization);
(iv)EBIT (earnings before interest, taxes);
(v)sales;
(vi)costs;
(vii)gross margin;
(viii)operating margin;
(ix)pre-tax profit or income;
(x)return on net assets;
(xi)return on assets;
(xii)return on capital;
(xiii)return on invested capital;
(xiv)cash flow;
(xv)operating cash flow;
(xvi)operating income;
(xvii)working capital;
(xviii)facility installations;
(xix)increase in tax equity investors;
(xx)increase in net distributions to the Company;
(xxi)technology advancements;
(xxii)product development;
(xxiii)operational improvements;
(xxiv)stock price;
(xxv)return on stockholders’ equity;
(xxvi)earnings per share;
(xxvii)cash flow per share; or
(xxviii)total stockholder return (stock price appreciation plus dividends).

(a)The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

(b)Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

(c)Performance goals may differ for Awards granted to any one Participant or to different Participants.

(d)Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than ninety (90) days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award.

(e)The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

16.TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable by will, by the laws of descent and distribution or, solely to the extent and in the manner authorized by the Committee, by transfer to members of the Participant’s Immediate Family or pursuant to a qualified domestic relations order.

17.	WITHHOLDING OF TAXES.

(a)Options and Stock Appreciation Rights. Subject to Section 17(d), as a condition to the delivery of Shares pursuant to the exercise of an Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations by the withholding of Shares subject to the Award.

(b)Other Awards Payable in Shares. Subject to Section 17(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. Alternatively, the Company, in its discretion, may allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order.

(c)Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

18.	CONDITIONS UPON ISSUANCE OF SHARES.

(a)Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and to the extent required by the Committee shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)As a condition to the exercise or vesting of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, to the extent required by the Committee and in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

19.ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any non reciprocal transaction between the Company and the stockholders of the Company that causes the per share value of shares underlying an Award to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, and in the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Company, in its sole discretion, may cause there to be made an equitable adjustment to the number and kind shares that may be issued under the Plan, or to any individual under the Plan, and to the number and kind of shares or other property subject to and the exercise price (if applicable) of any then outstanding Awards, and such adjustment shall be conclusive and binding for all purposes of the Plan.

20.	CHANGE IN CONTROL, CASH-OUT AND TERMINATION OF UNDERWATER OPTIONS/SARS, AND SUBSIDIARY DISPOSITION

(a)Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 20(b) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i)any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or termination with Good Reason within twelve (12) months following consummation of a Change in Control, any replacement awards shall become immediately exercisable;

(ii)any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted or replaced by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause or termination with Good Reason within twelve (12) months following consummation of a Change in Control, the Period of Restriction on any replacement awards shall lapse upon such termination; and

(iii)any and all Performance Shares, Performance Units and other Awards (if performance-based) shall vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the specified effective date of the Change in Control

(b)Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, provide that:

(i)all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and

(ii)Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c)Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

21.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

(a)Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the Nasdaq listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

(b)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 20 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(c)Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d)No Repricing. Except for adjustments made pursuant to Section 19, no amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs, nor may any outstanding Options or outstanding SARs be surrendered to the Company as consideration for the grant of new Options or SARs with a lower Exercise Price or grant price, without the approval of the stockholders of the Company.

(e)Compliance with the Performance-Based Exception. If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 21, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

22.	RESERVATION OF SHARES.

(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.	RIGHTS OF PARTICIPANTS.

(a)Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(b)Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

24.SUCCESSORS. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

25.	LEGAL CONSTRUCTION.

(a)Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b)Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e)Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f)Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder be exempt from, or comply, with the requirements of Section 409A of the Code and the regulations and other guidance promulgated thereunder (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding anything in this Plan or Award granted hereunder to the contrary, in no event will the Committee provide for the deferral of settlement or vesting of any award, on a mandatory basis or Participant elective basis, unless such deferral is documented in writing and administered in compliance with Section 409A. In no event shall the number, kinds, or exercise price of any Award granted hereunder be modified or extended if such modification or extension would result in a violation of Section 409A.

GLOSSARY OF DEFINED TERMS

1.	Definitions. As used in the Plan, the following definitions shall apply:

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.
“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.
“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other StockBased Awards, and Cash-Based Awards granted under the Plan.
“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award other than a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Other Stock-Based Award granted under the Plan.
“Cause” means, with respect to the termination by the Company or a Subsidiary of the Participant’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Participant and the Company or such Subsidiary, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the Participant’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Subsidiary; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person.
“Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:
(a)the direct or indirect acquisition by any person or related group of persons (“Person”) (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept;
(b)a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this subsection (iii), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Code Section 409A, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Code Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.
“Company” means Advanced Emissions Solutions, Inc. and any successor thereto as provided in Section 24 herein.
“Consultant” means any non-employee consultant or advisor to the Company or a Subsidiary.
“Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity of Employee or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.
“Corporate Transaction” means any of the following transactions:
(a)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(b)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(c)the complete liquidation or dissolution of the Company;
(d)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(e)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.
“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.
“Dividend” means the dividends declared and paid on Shares subject to an Award.
“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.
“Director Award Limitation” shall have the meaning set forth in Section 3(c).
“Employee” means any employee of the Company or a Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the Nasdaq National Market System or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices on the date of determination, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(b)In the absence of an established market of the type described above, for the Shares, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.
“Good Reason” means the occurrence, after a Corporate Transaction or Change in Control, of any of the following events or conditions unless consented to by the Participant (and the Participant shall be deemed to have consented to any such event or condition unless the Participant provides written notice of the Participant’s non-acquiescence within 90 days of the effective time of such event or condition and the Company cannot cure any such event or condition within 30 days upon such notice):
(a)a change in the Participant’s responsibilities or duties which represents a material and substantial diminution in the Participant’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;
(b)a reduction in the Participant’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; or
(c)requiring the Participant to be based at any place outside a 50-mile radius from the Participant’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.
“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 herein.
“Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 12 herein. “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.
“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
“Performance Measures” shall have the meaning set forth in Section 15.
“Performance Period” means the period during which a Performance Measure must be met. “Performance Share” means an Award granted to a Participant, as described in Section 10 herein. “Performance Unit” means an Award granted to a Participant, as described in Section 11 herein.
“Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 8, 9 and 12 herein.
“Plan” means the Advanced Emissions Solutions, Inc. 2017 Omnibus Incentive Plan.
“Restricted Stock” means an Award granted to a Participant, as described in Section 8 herein.
“Restricted Stock Units” means an Award granted to a Participant, as described in Section 9 herein.
“SEC” means the United States Securities and Exchange Commission.
“Share” means a share of common stock of the Company, par value $0.001 per share, subject to adjustment pursuant to Section 19 herein.
“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, as described in Section 7 herein.
“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).
“Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.
“Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.

ADVANCED EMISSIONS SOLUTIONS, INC.
640 PLAZA DRIVE
HIGHLANDS RANCH, COLORADO 80129

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 PM Eastern Time on June 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 PM Eastern Time on June 19, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E28707-P87182-Z69459

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ADVANCED EMISSIONS SOLUTIONS, INC.

	For All	Withhold All	For All Except
1. Election of seven directors, each set to serve for a term of one year to expire at the later of the next Annual Meeting of Stockholders or May 31, 2018:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) A. Bradley Gabbard
02) Derek C. Johnson
03) Gilbert Li
04) R. Carter Pate
05) L. Heath Sampson
06) J. Taylor Simonton
07) L. Spencer Wells

The undersigned stockholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If stockholder is a corporation, please sign the full corporate name by an authorized officer. If stockholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E28708-P87182-Z69459

ADVANCED EMISSIONS SOLUTIONS, INC.

The holder(s) of common shares of Advanced Emissions Solutions, Inc. (the "Company") identified on this proxy card hereby appoint(s) each of L. Spencer Wells and L. Heath Sampson or, failing them, Greg Marken, the proxies of the stockholder(s), with full power of substitution in each, to attend, vote and act for and in the name of such stockholder(s) at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 200 Inverness Drive W, Englewood, Colorado 80112, on Tuesday, June 20, 2017, at 9:00 a.m. Mountain Time, and any adjournment or postponement thereof.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted in accordance with the recommendations of the Board of Directors. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

To be valid, this Proxy form, duly signed and dated, must arrive at the office of Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 the day before the day of the Annual Meeting or any postponement or adjournment thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement for the June 20, 2017, Annual Meeting, as well as the Company's 2016 Annual Report. Any proxy heretofore given to vote the common shares which the stockholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(This proxy card continues and must be signed and dated on the reverse side.)

V.1.1

Directions to the Inverness Hotel located at 200 Inverness Dr W, Englewood, CO 80112

From Highway I-25, take the County Line Rd exit (Exit 195). From the South, turn left, or from the North, turn right, heading east on County Line Rd. Turn left onto Inverness Dr W. Turn right to stay on Inverness Dr W. Free parking is available.